                                                                     EXHIBIT 2.0

                     AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND AMONG

                             GREATER BAY BANCORP,

                             GBB ACQUISITION CORP.

                                      AND

                          PENINSULA BANK OF COMMERCE



                               September 5, 1997
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AGREEMENT AND PLAN OF REORGANIZATION.......................................................... 1

ARTICLE I      DEFINITIONS.................................................................... 1
     "Affiliate" of, or a person "Affiliated"................................................. 1
     "Agreement of Merger".................................................................... 1
     "Average Closing Price".................................................................. 2
     "Banks".................................................................................. 2
     "Benefit Arrangements"................................................................... 2
     "BHC Act"................................................................................ 2
     "Business Day"........................................................................... 2
     "C&L".................................................................................... 2
     "CFC".................................................................................... 2
     "CGCL"................................................................................... 2
     "Certificates"........................................................................... 2
     "Classified Credits"..................................................................... 2
     "Closing"................................................................................ 2
     "Closing Date"........................................................................... 2
     "CNB".................................................................................... 2
     "Code"................................................................................... 2
     "Commissioner"........................................................................... 2
     "Competing Transaction".................................................................. 2
     "Comptroller"............................................................................ 3
     "Conversion Ratio"....................................................................... 3
     "Covered Person"......................................................................... 3
     "DFI".................................................................................... 3
     "Effective Time of the Merger"........................................................... 3
     "Employee Plans"......................................................................... 3
     "Encumbrance"............................................................................ 3
     "Environmental Regulations".............................................................. 3
     "ERISA".................................................................................. 3
     "Exchange Act"........................................................................... 3
     "Exchange Agent"......................................................................... 3
     "Exchange Fund".......................................................................... 3
     "FDIC"................................................................................... 3
     "Financial Statements of GBB"............................................................ 3
     "Financial Statements of PBC"............................................................ 3
     "FRB".................................................................................... 3
     "GBB 401(k) Plan"........................................................................ 4
     "GBB Conflicts and Consents List"........................................................ 4
     "GBB Dissenting Shares".................................................................. 4
     "GBB Filings"............................................................................ 4
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     "GBB Perfected Dissenting Shares"........................................................ 4
     "GBB Shareholders' Meeting".............................................................. 4
     "GBB Stock".............................................................................. 4
     "GBB Stock Option Plan".................................................................. 4
     "GBB Supplied Information"............................................................... 4
     "Governmental Entity".................................................................... 4
     "Hazardous Materials".................................................................... 4
     "Hoefer Agreement"....................................................................... 4
     "Immediate Family"....................................................................... 4
     "Investment Security".................................................................... 4
     "IRS".................................................................................... 4
     "Joint Proxy Statement and Prospectus"................................................... 4
     "Merger"................................................................................. 4
     "MPB".................................................................................... 5
     "Newco".................................................................................. 5
     "Operating Loss"......................................................................... 5
     "PBC 401(k) Plan"........................................................................ 5
     "PBC Conflicts and Consents List"........................................................ 5
     "PBC Contract List"...................................................................... 5
     "PBC Dissenting Shares".................................................................. 5
     "PBC Employee Plan List"................................................................. 5
     "PBC Environmental Compliance List"...................................................... 5
     "PBC Filings"............................................................................ 5
     "PBC Filings List"....................................................................... 5
     "PBC Fully Diluted Book Value Per Share"................................................. 5
     "PBC Indemnification List"............................................................... 5
     "PBC Insurance List"..................................................................... 5
     "PBC Investment Securities List"......................................................... 5
     "PBC List"............................................................................... 5
     "PBC Litigation List".................................................................... 5
     "PBC Loan List".......................................................................... 5
     "PBC Offices List"....................................................................... 5
     "PBC Option List"........................................................................ 6
     "PBC Operating Losses List".............................................................. 6
     "PBC Perfected Dissenting Shares"........................................................ 6
     "PBC Personal Property List"............................................................. 6
     "PBC Real Property List"................................................................. 6
     "PBC Shareholders' Meeting".............................................................. 6
     "PBC Stock".............................................................................. 6
     "PBC Stock Option"....................................................................... 6
     "PBC Stock Option Plans"................................................................. 6
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     "PBC Supplied Information"..............................................................  6
     "PBC Tax List"..........................................................................  6
     "Person"................................................................................  6
     "PREC"..................................................................................  6
     "Related Group of Persons"..............................................................  6
     "Registration Statement on Form S-4"....................................................  6
     "Scheduled Contracts"...................................................................  6
     "SEC"...................................................................................  6
     "Securities Act"........................................................................  6
     "Surviving Corporation".................................................................  7
     "Tanks".................................................................................  7
     "Top Up Option".........................................................................  7
     "Transaction Expenses"..................................................................  7
     "Understanding".........................................................................  7

ARTICLE II     TERMS OF MERGER...............................................................  7
     2.1       Effect of Merger and Surviving Corporation....................................  7
     2.2       Stock of Newco................................................................  7
     2.3       Conversion of PBC Stock.......................................................  7
     2.4       Effect on GBB Stock...........................................................  8
     2.5       Fractional Shares.............................................................  9
     2.6       Exchange Procedures...........................................................  9
     2.7       Directors of Surviving Corporation and GBB.................................... 10
     2.8       Executive Officers of Surviving Corporation and GBB........................... 11

ARTICLE III    THE CLOSING................................................................... 11
     3.1       Closing Date.................................................................. 11
     3.2       Execution of Agreements....................................................... 11
     3.3       Further Assurances............................................................ 11

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF PBC......................................... 11
     4.1       Incorporation, Standing and Power............................................. 11
     4.2       Capitalization................................................................ 12
     4.3       Subsidiaries.................................................................. 12
     4.4       Financial Statements.......................................................... 12
     4.5       Reports and Filings........................................................... 13
     4.6       Authority of PBC.............................................................. 13
     4.7       Insurance..................................................................... 14
     4.8       Personal Property............................................................. 14
     4.9       Real Estate................................................................... 14
     4.10      Litigation.................................................................... 14
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     4.11      Taxes......................................................................... 15
     4.12      Compliance with Laws and Regulations.......................................... 16
     4.13      Performance of Obligations.................................................... 18
     4.14      Employees..................................................................... 18
     4.15      Brokers and Finders........................................................... 18
     4.16      Material Contracts............................................................ 18
     4.17      Certain Material Changes...................................................... 20
     4.18      Licenses and Permits.......................................................... 21
     4.19      Undisclosed Liabilities....................................................... 21
     4.20      Employee Benefit Plans........................................................ 21
     4.21      Corporate Records............................................................. 23
     4.22      Accounting Records............................................................ 23
     4.23      Offices and ATMs.............................................................. 23
     4.24      Operating Losses.............................................................. 23
     4.25      Loan Portfolio................................................................ 24
     4.26      Investment Securities......................................................... 24
     4.27      Power of Attorney............................................................. 24
     4.28      Facts Affecting Regulatory Approvals.......................................... 24
     4.29      Accounting and Tax Matters.................................................... 24
     4.30      Indemnification............................................................... 24
     4.31      Community Reinvestment Act.................................................... 25
     4.32      Derivative Transactions....................................................... 25
     4.33      Trust Administration.......................................................... 25
     4.34      Disclosure Documents and Applications......................................... 25
     4.35      Accuracy and Currentness of Information Furnished............................. 25

ARTICLE V      REPRESENTATIONS AND WARRANTIES OF GBB......................................... 26
     5.1       Incorporation, Standing and Power............................................. 26
     5.2       Capitalization................................................................ 26
     5.3       Financial Statements.......................................................... 26
     5.4       Reports and Filings........................................................... 27
     5.5       Authority..................................................................... 27
     5.6       Subsidiaries.................................................................. 28
     5.7       Brokers and Finders........................................................... 28
     5.8       Certain Material Changes...................................................... 29
     5.9       Licenses and Permits.......................................................... 29
     5.10      Corporate Records............................................................. 29
     5.11      Accounting Records............................................................ 29
     5.12      Facts Affecting Regulatory Approvals.......................................... 30
     5.13      Accounting and Tax Matters.................................................... 30
     5.14      Disclosure Documents and Applications......................................... 30
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     5.15      Nasdaq Listing................................................................ 30
     5.16      Accuracy and Currentness of Information Furnished............................. 30

ARTICLE VI     COVENANTS OF PBC PENDING EFFECTIVE TIME OF
               THE MERGER.................................................................... 31
     6.1       Limitation on PBC's Conduct Prior to Effective Time of the Merger............. 31
     6.2       Affirmative Conduct of PBC Prior to Effective Time of the Merger.............. 34
     6.3       Access to Information......................................................... 36
     6.4       Review by Accountants......................................................... 36
     6.5       Filings....................................................................... 37
     6.6       Notices; Reports.............................................................. 37
     6.7       PBC Shareholders' Meeting..................................................... 37
     6.8       Certain Loans and Other Extensions of Credit.................................. 37
     6.9       Applications.................................................................. 38
     6.10      Affiliates and Five Percent Shareholder Agreements............................ 38
     6.11      Coordination of Dividends..................................................... 38
     6.12      D&O Coverage.................................................................. 39

ARTICLE VII    COVENANTS OF GBB PENDING EFFECTIVE TIME OF
               THE MERGER.................................................................... 39
     7.1       Limitation on GBB's Conduct Prior to Effective Time of the Merger............. 39
     7.2       Affirmative Conduct of GBB and Subsidiaries Prior to Effective Time
               of the Merger................................................................. 40
     7.3       Access to Information......................................................... 40
    7.4       Filings........................................................................ 41
     7.5       Applications.................................................................. 41
     7.6       Blue Sky...................................................................... 41
     7.7       GBB Shareholders' Meeting..................................................... 42
     7.8       Notices; Reports.............................................................. 42
     7.9       Removal of Conditions......................................................... 42
     7.10      Stock Options................................................................. 42

ARTICLE VIII   ADDITIONAL COVENANTS.......................................................... 43
     8.1       Best Efforts.................................................................. 43
     8.2       Public Announcements.......................................................... 43
     8.3       Appointment of Directors...................................................... 43
     8.4       Environmental Assessment and Remediation...................................... 43

ARTICLE IX     CONDITIONS PRECEDENT TO THE MERGER............................................ 44
     9.1       Shareholder Approval.......................................................... 44
     9.2       No Judgments or Orders........................................................ 44
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     9.3       Regulatory Approvals.......................................................... 44
     9.4       Securities Laws............................................................... 44
     9.5       Listing....................................................................... 45
     9.6       Tax Opinions.................................................................. 45
     9.7       Pooling of Interests.......................................................... 45

ARTICLE X      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PBC................................ 45
     10.1      Legal Opinion................................................................. 45
     10.2      Representations and Warranties; Performance of Covenants...................... 45
     10.3      Authorization of Merger....................................................... 46
     10.4      Absence of Certain Changes.................................................... 46
     10.5      Officers' Certificate......................................................... 46
     10.6      Fairness Opinion.............................................................. 46
     10.7      Appointment of Directors...................................................... 46

ARTICLE XI     CONDITIONS PRECEDENT TO OBLIGATIONS OF GBB
               AND NEWCO..................................................................... 46
     11.1      Legal Opinion................................................................. 46
     11.2      Representations and Warranties; Performance of Covenants...................... 47
     11.3      Authorization of Merger....................................................... 47
     11.4      Third Party Consents.......................................................... 47
     11.5      Absence of Certain Changes.................................................... 47
     11.6      Officers' Certificate......................................................... 47
     11.7      Fairness Opinion.............................................................. 47
     11.8      Shareholder's Agreements...................................................... 48
     11.9      Agreements Not to Compete..................................................... 48
     11.10     Affiliates Agreements......................................................... 48
     11.11     Employee Benefit Plans........................................................ 48
     11.12     Dissenting Shares............................................................. 48
     11.13     Remediation................................................................... 48
     11.14     Execution of Stock Option Agreement........................................... 48
     11.15     PBC Fully Diluted Book Value Per Share........................................ 48
     11.16     Termination of PBC Stock Option Plans......................................... 49

ARTICLE XII    EMPLOYEE BENEFITS............................................................. 49
     12.1      Employee Benefits............................................................. 49

ARTICLE XIII   TERMINATION................................................................... 49
     13.1      Termination................................................................... 49
     13.2      Termination Date.............................................................. 50
     13.3      Effect of Termination......................................................... 50
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     13.4      Force Majeure................................................................. 51

ARTICLE XIV    MISCELLANEOUS................................................................. 51
     14.1      Expenses...................................................................... 51
     14.2      Competing Transaction Fee..................................................... 51
     14.3      Notices....................................................................... 52
     14.4      Successors and Assigns........................................................ 53
     14.5      Counterparts.................................................................. 53
     14.6      Effect of Representations and Warranties...................................... 53
     14.7      Third Parties................................................................. 53
     14.8      Lists; Exhibits; Integration.................................................. 53
     14.9      Knowledge..................................................................... 53
     14.10     Governing Law................................................................. 53
     14.11     Captions...................................................................... 53
     14.12     Severability.................................................................. 53
     14.13     Waiver and Modification; Amendment............................................ 54
     14.14     Attorneys' Fees............................................................... 54

EXHIBIT LIST................................................................................. 56
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                                      vii

                     AGREEMENT AND PLAN OF REORGANIZATION
                     ------------------------------------



          THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made and entered into as of the 5th day of September, 1997, by and among GREATER BAY BANCORP, a California corporation ("GBB"), GBB ACQUISITION CORP., a California corporation and wholly-owned subsidiary of GBB ("Newco"), and PENINSULA BANK OF COMMERCE, a California state chartered bank ("PBC").

          WHEREAS, the Boards of Directors of GBB, Newco and PBC deem advisable and in the best interests of their respective shareholders the merger of Newco with and into PBC (the "Merger") upon the terms and conditions set forth herein and in accordance with the California General Corporation Law (the "CGCL") (PBC, following the effectiveness of the Merger, being hereinafter sometimes referred to as the "Surviving Corporation"); and

          WHEREAS, the Boards of Directors of GBB, Newco and PBC have approved the Merger pursuant to this Agreement and pursuant to the Agreement of Merger by and between Newco and PBC (the "Agreement of Merger"), in substantially the form of Exhibit A attached hereto, pursuant to which Newco will merge with and into
   ---------
PBC and each outstanding share of PBC common stock, no par value ("PBC Stock"), excluding any PBC Perfected Dissenting Shares (as defined below), will be converted into the right to receive a specified amount of GBB common stock, no par value ("GBB Stock"), upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, on the basis of the foregoing recitals and in consideration of the mutual covenants, agreements, representations and warranties contained herein, the parties hereto do covenant and agree as follows:



                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          Except as otherwise expressly provided for in this Agreement, or unless the context otherwise requires, as used throughout this Agreement the following terms shall have the respective meanings specified below:

          "Affiliate" of, or a person "Affiliated" with, a specific person(s) is a person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person(s) specified.

           "Agreement of Merger" means the Agreement of Merger substantially in the form attached hereto as "Exhibit A."
                             ---------

          "Average Closing Price" means the average of the daily closing price of a share of GBB Stock reported on the Nasdaq National Market System during the 15 consecutive trading days ending at the end of the third trading day immediately preceding the Effective Time of the Merger.

           "Banks" means CNB and MPB.

           "Benefit Arrangements" has the meaning set forth in Section 4.20(b).

           "BHC Act" means the Bank Holding Company Act of 1956, as amended.

          "Business Day" means any day other than a Saturday, Sunday or day on which a bank chartered under the laws of the State of California is closed.

           "C&L" means Coopers & Lybrand LLP, GBB's and PBC's independent accountants.

           "CFC" means California Financial Code.

           "CGCL" means California General Corporation Law.

           "Certificates" has the meaning set forth in Section 2.5(b).

           "Classified Credits" has the meaning set forth in Section 6.8.

          "Closing" means the consummation of the Merger provided for in Article II of this Agreement on the Closing Date (as defined herein) at the offices of Greater Bay Bancorp, 2860 West Bayshore Road, Palo Alto, California, or at such other place as the parties may agree upon.

          "Closing Date" means the date which is the first Friday which follows the last to occur of (i) the approval of this Agreement and the transactions contemplated hereby by the shareholders of GBB and PBC, (ii) the receipt of all permits, authorizations, approvals and consents specified in Section 9.3 hereof,
(iii) the expiration of all applicable waiting periods under the law, (iv) the expiration of the 30 day periods following the mailing by PBC and GBB to their respective shareholders of a notice of approval of the Merger by the outstanding shares pursuant to Section 1301 of the CGCL; provided, however, that the Closing Date shall not be prior to January 10, 1998, unless otherwise agreed to by a majority of the Boards of Directors of each of the parties hereto.

           "CNB" means Cupertino National Bank & Trust, a national banking association and wholly-owned subsidiary of GBB.

           "Code" means the Internal Revenue Code of 1986, as amended.

           "Commissioner" means the Commissioner of the Department of Financial Institutions of the State of California.

           "Competing Transaction" has the meaning set forth in Section 6.1(n).

           "Comptroller" means the Comptroller of the Currency.

           "Conversion Ratio" has the meaning set forth in Section 2.3(a).

           "Covered Person" has the meaning set forth in Section 4.30.

           "DFI" means the Department of Financial Institutions of the State of California.

          "Effective Time of the Merger" means the date upon which the Merger is consummated and the Agreement of Merger is filed with the Secretary of State of the State of California.

           "Employee Plans" has the meaning set forth in Section 4.20(a).

          "Encumbrance" shall mean any option, pledge, security interest, lien, charge, encumbrance or restriction (whether on voting or disposition or otherwise), whether imposed by agreement, understanding, law or otherwise.

           "Environmental Regulations" has the meaning set forth in Section 4.12(b).

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           "Exchange Agent" means U.S. Stock Transfer Corporation.

           "Exchange Fund" has the meaning set forth in Section 2.5(a) hereof.

           "FDIC" means the Federal Deposit Insurance Corporation

          "Financial Statements of GBB" means the audited consolidated financial statements of GBB consisting of the consolidated statements of condition as of December 31, 1992, 1993, 1994, 1995 and 1996, the related consolidated statements of income, stockholders' equity and cash flows for the years then ended and the related notes thereto and related opinions thereon for the years then ended and GBB's unaudited consolidated statements of financial condition and consolidated statement of income and cash flows as of and for the six month period ended June 30, 1997.

          "Financial Statements of PBC" means the audited consolidated financial statements of PBC consisting of the consolidated statements of condition as of December 31, 1992, 1993, 1994, 1995 and 1996, the related statements of operations, stockholders' equity and cash flows for the years then ended and the related notes thereto and related opinions thereon for the years then ended and PBC's unaudited consolidated statements of financial conditions and statements of operations and cash flows as of and for the six month period ended June 30, 1997.

           "FRB" means the Board of Governors of the Federal Reserve System.

           "GBB 401(k) Plan" means the Greater Bay Bancorp 401(k) Profit Sharing Plan.

           "GBB Conflicts and Consents List" has the meaning set forth in
Section 5.5.

          "GBB Dissenting Shares" means shares of GBB Stock held by "dissenting shareholders" within the meaning of Chapter 13 of the CGCL.

           "GBB Filings" has the meaning set forth in Section 5.4.

          "GBB Perfected Dissenting Shares" means Dissenting Shares which the holders thereof have not withdrawn or caused to lose their status as GBB Dissenting Shares.

           "GBB Shareholders' Meeting" means the meeting of GBB's shareholders referred to in Section 7.7.

           "GBB Stock" means the common stock, no par value, of GBB.

           "GBB Stock Option Plan" means the Greater Bay Bancorp 1996 Stock Option Plan.

           "GBB Supplied Information" has the meaning set forth in Section 5.26.

          "Governmental Entity" shall mean any court or tribunal in any jurisdiction or any United States federal, state, municipal, domestic, foreign or other administrative authority or instrumentality.

           "Hazardous Materials" has the meaning set forth in Section 4.12(b).

           "Hoefer Agreement" means the letter agreement dated April 15, 1997 between Hoefer & Arnett Incorporated and PBC.

           "Immediate Family" means a person's spouse, parents, in-laws, children and siblings.

          "Investment Security" means any equity security or debt security as defined in Statement of Financial Accounting Standards No. 115.

           "IRS" means the Internal Revenue Service.

          "Joint Proxy Statement and Prospectus" means the Joint Proxy Statement and Prospectus that is included as part of the Registration Statement on Form S-4 (as defined herein) and used to solicit proxies for the GBB Shareholders' Meeting and the PBC Shareholders' Meeting (as defined herein) and to offer and sell the shares of GBB Stock to be issued in connection with the Merger.

           "Merger" means the merger of Newco with and into PBC pursuant to this Agreement and the Agreement of Merger.

           "MPB" means Mid-Peninsula Bank, a California state chartered bank and wholly-owned subsidiary of GBB.

          "Newco" means GBB Acquisition Corp., the California corporate subsidiary of GBB formed for the sole purpose of facilitating the acquisition of PBC by GBB by means of the Merger.

           "Operating Loss" has the meaning set forth in Section 4.24.

           "PBC 401(k) Plan" means the Peninsula Bank of Commerce 401(k) Plan.

           "PBC Conflicts and Consents List" has the meaning set forth in
Section 4.6.

           "PBC Contract List" has the meaning set forth in Section 4.16.

          "PBC Dissenting Shares" means any shares of PBC Stock held by "dissenting shareholders" within the meaning of Chapter 13 of the CGCL.

           "PBC Employee Plan List" has the meaning set forth in Section 4.20.

           "PBC Environmental Compliance List" has the meaning set forth in
Section 4.12.

           "PBC Filings" has the meaning set forth in Section 4.5.

           "PBC Filings List" has the meaning set forth in Section 4.5.

          "PBC Fully Diluted Book Value Per Share" means the sum of (a) shareholders' equity as reflected on the financial statements to be provided by PBC to GBB pursuant to Section 11.15, plus (b) the consideration to be paid upon the exercise of any PBC Stock Option then issued and outstanding, divided by the sum of (y) the number of shares of PBC Stock then issued and outstanding, plus
(z) such number of shares of PBC Stock issuable upon the exercise of any PBC Stock Option.

           "PBC Indemnification List" has the meaning set forth in Section 4.30.

           "PBC Insurance List" has the meaning set forth in Section 4.7.

           "PBC Investment Securities List" has the meaning set forth in Section 4.26.

           "PBC List" means any list required to be furnished by PBC to GBB herewith.

           "PBC Litigation List" has the meaning set forth in Section 4.10.

           "PBC Loan List" has the meaning set forth in Section 4.25.

           "PBC Offices List" has the meaning set forth in Section 4.23.

           "PBC Option List" has the meaning set forth in Section 4.2.

           "PBC Operating Losses List" has the meaning set forth in Section
4.24.

          "PBC Perfected Dissenting Shares" means PBC Dissenting Shares which the holders thereof have not withdrawn or caused to lose their status as PBC Dissenting Shares.

           "PBC Personal Property List" has the meaning set forth in Section
4.8.

           "PBC Real Property List" has the meaning set forth in Section 4.9.

           "PBC Shareholders' Meeting" means the meeting of PBC's shareholders referred to in Section 6.7.

           "PBC Stock" means the common stock, no par value, of PBC.

           "PBC Stock Option" means any option issued pursuant to the PBC Stock Option Plan.

          "PBC Stock Option Plans" means the Peninsula Bank of Commerce 1992 Stock Option Plan and the Peninsula Bank of Commerce 1996 Directors Stock Option Plan.

           "PBC Supplied Information" has the meaning set forth in Section 4.30.

           "PBC Tax List" has the meaning set forth in Section 4.11.

          "Person" means any individual, corporation, association, partnership, trust, joint venture, other entity, unincorporated body, government or governmental department or agency.

           "PREC" means Peninsula Real Estate Corporation, a wholly-owned subsidiary of PBC.

          "Related Group of Persons" means Affiliates, members of an Immediate Family or Persons the obligations of whom would be attributed to another Person pursuant to the regulations promulgated by the SEC (as defined herein).

          "Registration Statement on Form S-4" means the Registration Statement on Form S-4, and such amendments thereto, that is filed with the SEC to register the shares of GBB Stock to be issued in the Merger under the Securities Act and to clear use of the Joint Proxy Statement and Prospectus in connection with the GBB Shareholders' Meeting and PBC Shareholders' Meeting pursuant to the regulations promulgated under the Exchange Act.

           "Scheduled Contracts" has the meaning set forth in Section 4.16.

           "SEC" means the Securities and Exchange Commission.

           "Securities Act" means the Securities Act of 1933, as amended.

           "Surviving Corporation" means the California state chartered bank created by the Merger of Newco with and into PBC.

           "Tanks" has the meaning set forth in Section 4.12(b).

          "Top Up Option" means, in the event that the Average Closing Price is less than $30.00, the right of GBB to elect to issue that number of shares of GBB Stock equal to the quotient obtained by dividing $37.50 by the Average Closing Price.

          "Transaction Expenses" means expenses incurred by PBC in connection with the Merger consisting of PBC's (i) legal fees up to $90,000; (ii) investment banking fees payable pursuant to the Hoefer Agreement; and (iii) normal and customary accounting and printing expenses.

          "Understanding" means any contract, agreement, understanding, commitment or offer, whether oral or written, which may become a binding obligation if accepted by another Person.


                                  ARTICLE II

                                TERMS OF MERGER
                                ---------------

          2.1  Effect of Merger and Surviving Corporation.  At the Effective
               ------------------------------------------
Time of the Merger, Newco will be merged with and into PBC under the charter of PBC pursuant to the terms, conditions and provisions of the Agreement of Merger and in accordance with the applicable provisions of the CGCL. By virtue of the Merger, all the rights, privileges, powers and franchises and all property and assets of every kind and description of Newco and PBC shall be vested in and be held and enjoyed by the Surviving Corporation, without further act or deed, and all the interests of every kind of Newco and PBC, including all debts due to either of them on whatever account, shall be the property of the Surviving Corporation as they were of Newco and PBC and the title to any interest in real property and any interest in personal property vested by deed or otherwise in either Newco or PBC shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of Newco and PBC shall be preserved unimpaired and all debts, liabilities and duties of Newco and PBC shall be debts, liabilities and duties of the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

          2.2  Stock of Newco.  Each share of common stock, no par value, of
               --------------
Newco issued and outstanding immediately prior to the Effective Time of the Merger shall, without any further action on the part of Newco or the holder of such shares, be converted pursuant to the terms of the Agreement of Merger.
From and after the Effective Time of the Merger, each certificate that, prior to the Effective Time of the Merger, represented shares of Newco shall evidence ownership of shares of the Surviving Corporation on the basis set forth above.

          2.3  Conversion of PBC Stock.  (a)  On the Effective Time of the
               -----------------------
Merger, pursuant to the Agreement of Merger, each outstanding share of PBC Stock excluding any PBC Perfected Dissenting Shares or shares of PBC Stock held by GBB or the Banks (other than those held in a fiduciary capacity or as a result of debts previously contracted) shall, without any further action on the part of PBC or the holders of any such shares, be converted into shares of GBB Stock (the "Conversion Ratio") as follows:

                    (i) If the Average Closing Price is greater than $36.67, a number of shares of GBB Stock equal to the quotient obtained by dividing (A) $44.00 plus the product of .3333 times the difference between the Average Closing Price and $36.67, by (B) the Average Closing Price.

                    (ii) If the Average Closing Price is between $33.33 and $36.67, 1.2 shares of GBB Stock.

                    (iii) If the Average Closing Price is $32.01 or more and less than $33.33, a number of shares of GBB Stock equal to the quotient obtained by dividing $40.00 by the Average Closing Price.

                    (iv)   If the Average Closing Price is less than $32.01,
1.25 shares of GBB Stock; provided, however, if the Average Closing Price is less than $30.00, GBB may exercise the Top Up Option, in which case the Conversion Ratio will equal that number of shares of GBB Stock equal to the quotient obtained by dividing $37.50 by the Average Closing Price. If GBB does not elect to exercise the Top Up Option, PBC may terminate the Agreement pursuant to Section 13.1(j) or may proceed with the Merger, in which case the Conversion Ratio will be 1.25 shares of GBB Stock.

               (b) PBC Perfected Dissenting Shares shall not be converted into shares of GBB Stock, but shall, after the Effective Time of the Merger, be entitled only to such rights as are granted them by Chapter 13 of the CGCL. Each dissenting shareholder who is entitled to payment for his shares of PBC Stock shall receive such payment in an amount as determined pursuant to Chapter 13 of the CGCL.

               (c) Each outstanding share of PBC Stock held by GBB or the Banks (other than those held in a fiduciary capacity or as a result of debts previously contracted) shall be canceled.

               (d) If, prior to the Effective Time of the Merger, GBB shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine the GBB Stock, or make a distribution on the GBB Stock in any security convertible into GBB Stock, as of a record date prior to the Effective Time of the Merger, appropriate adjustment or adjustments (rounded to four digits to the right of the decimal point) will be made to the Conversion Ratio.

          2.4  Effect on GBB Stock.  On the Effective Time of the Merger, each
               -------------------
outstanding share of GBB Stock shall remain an outstanding share of GBB Stock and shall not be converted or otherwise affected by the Merger, except that any GBB Perfected Dissenting Shares shall remain outstanding subject to the right of the holder of such shares to receive payment for such shares in an amount as determined pursuant to Chapter 13 of the CGCL.

          2.5  Fractional Shares.  No fractional shares of GBB Stock shall be
               -----------------
issued in the Merger. In lieu thereof, each holder of PBC Stock who would otherwise be entitled to receive a fractional share shall receive an amount in cash equal to the product (calculated to the nearest hundredth) obtained by multiplying (a) the Average Closing Price times (b) the fraction of the share of GBB Stock to which such holder would otherwise be entitled. No such holder shall be entitled to dividends or other rights in respect of any such fraction.

           2.6 Exchange Procedures.
               -------------------

               (a) As of the Effective Time of the Merger, GBB shall have deposited with the Exchange Agent for the benefit of the holders of shares of PBC Stock, for exchange in accordance with this Section 2.6 through the Exchange Agent, certificates representing the shares of GBB Stock issuable pursuant to
Section 2.3 in exchange for shares of PBC Stock outstanding immediately prior to the Effective Time of the Merger, and funds in an amount not less than the amount of cash payable in lieu of fractional shares of GBB Stock which would otherwise be payable in connection with Section 2.3 hereof but for the operation of Section 2.5 of this Agreement (collectively, the "Exchange Fund").

               (b) GBB shall direct the Exchange Agent to mail, promptly after the Effective Time of the Merger, to each holder of record of a certificate or certificates which immediately prior to the Effective Time of the Merger represented outstanding shares of PBC Stock (the "Certificates") whose shares were converted into the right to receive shares of GBB Stock pursuant to Section
2.3 hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as GBB and PBC may reasonably specify), and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of GBB Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by GBB, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor that amount of cash and a certificate representing that number of whole shares of GBB Stock which such holder has the right to receive pursuant to the provisions of Sections 2.3 and 2.4 hereof, and the Certificate so surrendered shall forthwith be canceled. In the event a certificate is surrendered representing PBC Stock, the transfer of ownership which is not registered in the transfer records of PBC, a certificate representing the proper number of shares of GBB Stock may be issued to a transferee if the Certificate representing such PBC Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.6, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the certificate representing shares of GBB Stock and cash in lieu of any fractional shares of stock as contemplated by this Section 2.5. Notwithstanding anything to the contrary set forth herein, if any holder of shares of PBC should be unable to surrender the Certificates for such shares, because they have been lost or destroyed, such holder may deliver in lieu thereof such bond in form and substance and with surety reasonably satisfactory to GBB and shall be entitled to receive the certificate representing the proper number of shares of GBB Stock and cash in lieu of fractional shares in accordance with Sections 2.3 and 2.5 hereof.

               (c) No dividends or other distributions declared or made after the Effective Time of the Merger with respect to GBB Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Certificate with respect to the shares of GBB Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.5 until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of GBB Common Stock issued in exchange thereof, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of GBB Stock to which such holder is entitled pursuant to Section 2.5 and the amount of dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid with respect to such whole shares of GBB Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of the Merger but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of GBB Stock.

               (d) All shares of GBB Stock issued upon the surrender for exchange of PBC Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.5) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of PBC Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of PBC Stock which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to GBB for any reason, they shall be canceled and exchanged as provided in this Agreement.

               (e) Any portion of the Exchange Fund which remains undistributed to the shareholders of PBC following the passage of six months after the Effective Time of the Merger shall be delivered to GBB, upon demand, and any shareholders of PBC who have not theretofore complied with this Section 2.6 shall thereafter look only to GBB for payment of their claim for GBB Stock, any cash in lieu of fractional shares of GBB Stock and any dividends or distributions with respect to GBB Stock.

               (f) Neither GBB nor PBC shall be liable to any holder of shares of PBC Stock for such shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

               (g) The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of GBB Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares of GBB Stock for the account of the Persons entitled thereto.

          2.7  Directors of Surviving Corporation and GBB.  Immediately after
               ------------------------------------------
the Effective Time of the Merger, the Board of Directors of the Surviving Corporation shall be comprised of the persons serving as directors of PBC immediately prior to the Effective Time of the Merger and David L. Kalkbrenner, or, if unable to serve, such other person designated by GBB and reasonably acceptable to PBC. Such persons shall serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified. Immediately after the Effective Time of the Merger, the Board of Directors of GBB shall be comprised of the persons serving as directors of GBB immediately prior to the Effective Time of the Merger and George R. Corey, or, if unable to serve, such other person designated by PBC and reasonably acceptable to GBB. Such persons shall serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

          2.8  Executive Officers of Surviving Corporation and GBB.  Immediately
               ---------------------------------------------------
after the Effective Time of the Merger, the executive officers of GBB shall be comprised of the persons serving as executive officers of GBB immediately prior to the Effective Time of the Merger. Such persons shall serve until the earlier of their resignation or removal. Immediately after the Effective Time of the Merger, the executive officers of the Surviving Corporation shall be comprised of the persons serving as executive officers of PBC immediately prior to the Effective Time of the Merger.


                                  ARTICLE III

                                  THE CLOSING
                                  -----------

          3.1  Closing Date.  The Closing shall take place on the Closing Date.
               ------------

          3.2  Execution of Agreements.  As soon as practicable after execution
               -----------------------
of this Agreement, the Agreement of Merger together with all other agreements necessary to consummate the transactions described herein shall be executed by GBB, Newco and PBC. On the Closing Date, the Agreement of Merger, together with all requisite certificates, shall be duly filed with the Secretary of State of the State of California as required by applicable law and regulations.

          3.3  Further Assurances.  At the Closing, the parties hereto shall
               ------------------
deliver, or cause to be delivered, such documents or certificates as may be necessary in the reasonable opinion of counsel for any of the parties, to effectuate the transactions contemplated by this Agreement. From and after the Effective Time of the Merger, each of the parties hereto covenants and agrees, without the necessity of any further consideration whatsoever, to execute, acknowledge and deliver any and all other documents and instruments and take any and all such other action as may be reasonably necessary or desirable to more effectively carry out the intent and purpose of this Agreement and the Agreement of Merger.


                                  ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF PBC
                     -------------------------------------

          PBC represents and warrants to GBB as follows:

          4.1  Incorporation, Standing and Power.  PBC is a California state
               ---------------------------------
chartered bank duly organized, validly existing and in good standing and is authorized by the DFI to conduct a general banking business. PREC has been duly organized, is validly existing and in good standing as a corporation under the laws of the State of California. PBC's deposits are insured by the FDIC in the manner and to the extent provided by law. Each of PBC and PREC has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Neither the scope of the business of PBC or PREC nor the location of any of their respective properties requires that either PBC or PREC be licensed to do business in any jurisdiction other than the State of California where the failure to be so licensed would, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of PBC. PBC has delivered to GBB true and correct copies of its and PREC's Articles of Incorporation and Bylaws, as amended, and in effect as of the date hereof.

           4.2 Capitalization.
               --------------

               (a) As of the date of this Agreement, the authorized capital stock of PBC consists of 2,000,000 shares of PBC Stock, of which 673,862 shares are outstanding and 1,000,000 shares of preferred stock, no par value, none of which are outstanding. All of the outstanding shares of PBC Stock are duly authorized, validly issued, fully paid and nonassessable (except for assessments that may be ordered by the Commissioner under the authority of Section 662 of the CFC). Except for PBC Options covering 108,427 shares of PBC Stock granted pursuant to the PBC Stock Option Plans, there are no outstanding options, warrants or other rights in or with respect to the unissued shares of PBC Stock nor any securities convertible into such stock, and PBC is not obligated to issue any additional shares of its common stock or any additional options, warrants or other rights in or with respect to the unissued shares of such stock or any other securities convertible into such stock. PBC has furnished GBB a list (the "PBC Option List") setting forth the name of each holder of a PBC Option, the number of shares of PBC Stock covered by each such option, the vesting schedule of such option, the exercise price per share and the expiration date of each such PBC Option.

               (b) As of the date of this Agreement, the authorized capital stock of PREC consists of 2,000,000 shares of common stock, of which 500 shares are outstanding and owned of record and beneficially by PBC. All of the outstanding shares of such common stock are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding options, warrants or other rights in or with respect to the unissued shares of such common stock or any other securities convertible into such stock, and PREC is not obligated to issue any additional shares of its common stock or any options, warrants or other rights in or with respect to the unissued shares of its common stock or any other securities convertible into such stock.

          4.3  Subsidiaries.   Other than PREC, PBC does not own, directly or
               ------------
indirectly (except as pledgee pursuant to loans or upon acquisition in satisfaction of debt previously contracted), the outstanding stock or equity or other voting interest in any corporation, partnership, joint venture or other entity. Other than serving as trustee on deeds of trust, PREC has conducted no business or activities subsequent to December 31, 1992 and, as of the date hereof, has no material assets or liabilities.

          4.4  Financial Statements.  PBC has previously furnished to GBB a copy
               --------------------
of the Financial Statements of PBC. The Financial Statements of PBC: (a) present fairly the consolidated financial condition of PBC as of the respective dates indicated and its consolidated results of operations and changes in cash flows, for the respective periods then ended, subject, in the case of the unaudited interim financial statements, to normal recurring adjustments; (b) have been prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise indicated therein); (c) set forth as of the respective dates indicated adequate reserves for loan losses and other contingencies and
(d) are based upon the books and records of PBC.

          4.5  Reports and Filings.  Except as set forth in a list (the "PBC
               -------------------
Filings List"), since January 1, 1994, each of PBC and PREC has filed all reports, returns, registrations and statements (such reports and filings referred to as "PBC Filings"), together with any amendments required to be made with respect thereto, that were required to be filed with (a) the FDIC, (b) the DFI and (c) any other applicable Governmental Entity, including taxing authorities, except where the failure to file such reports, returns, registrations or statements has not had and is not reasonably expected to have a material adverse effect on the business, financial condition, results of operations or prospects of PBC. No administrative actions have been taken or orders issued in connection with such PBC Filings. As of their respective dates, each of such PBC Filings (y) complied in all material respects with all laws and regulations enforced or promulgated by the Governmental Entity with which it was filed (or was amended so as to be in compliance promptly following discovery of any such noncompliance); and (z) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any of such PBC Filings fairly presented the financial position of PBC on a consolidated basis and was prepared in accordance with generally accepted accounting principles or banking regulations consistently applied, except as stated therein, during the periods involved. PBC has furnished GBB with true and correct copies of all PBC Filings filed by PBC since January 1, 1994.

          4.6  Authority of PBC.  The execution and delivery by PBC of this
               ----------------
Agreement and of the Agreement of Merger and, subject to the requisite approval of the shareholders of PBC of this Agreement and the transactions contemplated hereby, the consummation of the transactions contem plated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of PBC, and this Agreement is, and the Agreement of Merger will be, upon due execution and delivery by the respective parties thereto, a valid and binding obligation of PBC enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as set forth in a list furnished by PBC to GBB (the "PBC Conflicts and Consents List"), neither the execution and delivery by PBC of this Agreement or the Agreement of Merger, the consummation of the transactions contemplated herein or therein, nor compliance by PBC with any of the provisions hereof or thereof, will: (a) conflict with or result in a breach of any provision of its or PREC's Articles of Incorporation, as amended, or Bylaws, as amended; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which PBC or PREC is a party, or by which PBC or PREC or any of their respective properties or assets are bound; (c) result in the creation or imposition of any Encumbrance on any of the properties or assets of PBC or PREC; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to PBC or PREC or any of their respective properties or assets. Except as set forth in the PBC Conflicts and Consents List, no consent of, approval of, notice to or filing with any Governmental Entity having jurisdiction over any aspect of the business or assets of PBC or PREC, and no consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by PBC of this Agreement, the Agreement of Merger or the consummation by PBC of the Merger or the transactions contemplated hereby or thereby, except (i) the approval of this Agreement and the Agreement of Merger and the transactions contemplated hereby and thereby by the shareholders of PBC;
(ii) such approvals as may be required by the FDIC, the FRB and the DFI; (iii) the filing of the Joint Proxy Statement and Prospectus and Registration Statement on Form S-4 with the SEC; and (iv) the filing of the Agreement of Merger with the Secretary of State.

          4.7  Insurance.  Each of PBC and PREC has policies of insurance and
               ---------
bonds with respect to its assets and business against such casualties and contingencies and in such amounts, types and forms as are customarily appropriate for its business, operations, properties and assets. All such insurance policies and bonds are in full force and effect. Except as set forth in a list furnished by PBC to GBB (the "PBC Insurance List"), no insurer under any such policy or bond has canceled or indicated an intention to cancel or not to renew any such policy or bond or generally disclaimed liability thereunder. Except as set forth in the PBC Insurance List, neither PBC nor PREC is in default under any such policy or bond and all material claims thereunder have been filed in a timely fashion. Set forth in the PBC Insurance List is a list of all policies of insurance carried and owned by either PBC or PREC showing the name of the insurance company, the nature of the coverage, the policy limit, the annual premiums and the expiration dates. There has been delivered to GBB a copy of each such policy of insurance.

          4.8  Personal Property.  Each of PBC and PREC has good and marketable
               -----------------
title to all its material properties and assets, other than real property, owned or stated to be owned by PBC or PREC, free and clear of all Encumbrances except:
(a) as set forth in the Financial Statements of PBC; (b) for Encumbrances for current taxes not yet due; (c) for Encumbrances incurred in the ordinary course of business; (d) for Encumbrances that are not substantial in character, amount or extent and that do not materially detract from the value, or interfere with present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of business of PBC; or (e) as set forth in a list furnished by PBC to GBB (the "PBC Personal Property List.")

          4.9  Real Estate.  PBC has furnished GBB a list of real property,
               -----------
including leaseholds and all other interests in real property (other than security interests), owned by PBC or PREC (the "PBC Real Property List"). Each of PBC and PREC has duly recorded or caused to be recorded, in the appropriate county, all recordable interests in such real property. Either PBC or PREC has good and marketable title to the real property, and valid leasehold interests in the leaseholds, described in the PBC Real Property List, free and clear of all Encumbrances, except (a) for rights of lessors, co-lessees or sublessees in such matters that are reflected in the lease; (b) for current taxes not yet due and payable; (c) for Encumbrances of public record; (d) for such Encum brances, if any, as do not materially detract from the value of or materially interfere with the present use of such property; and (e) as described in the PBC Real Property List. PBC has furnished GBB with true and correct copies of all leases included in the PBC Real Property List, all title insurance policies and all documents evidencing recordation of all recordable interests in real property included in the PBC Real Property List.

          4.10 Litigation.  Except as set forth in the PBC Filings or in a list
               ----------
furnished by PBC to GBB (the "PBC Litigation List"), there is no private or governmental suit, claim, action or proceeding pending, nor to PBC's knowledge threatened, against PBC or PREC or against any of their respective directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of PBC or PREC which, if adversely determined, would have a material adverse effect upon the business, financial condition or results of operations of PBC or the transactions contemplated hereby, or which may involve a judgment against PBC or PREC in excess of $25,000. Also, except as disclosed in the PBC Filings or in the PBC Litigation List, there are no material judgments, decrees, stipulations or orders against PBC or PREC or enjoining their respective directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area.

          4.11 Taxes.
               -----

               (a) Except as set forth in the PBC Tax List: (i) all Tax Returns required to be filed by or on behalf of PBC or any of its subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material aspects; (ii) PBC and its subsidiaries have paid all Taxes (whether or not shown on any Tax Return) for any period ending on or before the Effective Time of the Merger or adequate provision has been made for any such Taxes in the financial statements of PBC and its subsidiaries (in accordance with generally accepted accounting principles); (iii) there is no audit examination, deficiency assessment, or refund litigation currently pending with respect to any Taxes of PBC or any of its subsidiaries; (iv) all Taxes due with respect to completed and settled examinations or concluded litigation relating to PBC or any of its subsidiaries have been paid in full or adequate provision has been made for any such amounts in the financial statements of PBC and its subsidiaries (in accordance with generally accepted accounting principles); (v) no extensions or waivers of statutes of limitations have been given by or requested with respect to any Taxes of PBC or any of its subsidiaries; and (vi) there are no liens for Taxes upon the assets or property of any of PBC or its subsidiaries except for statutory liens for current Taxes not yet due.

               (b) Except for the affiliated group among PBC and its subsidiaries, PBC has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, or a member of combined, consolidated or unitary group for state, local or foreign Tax purposes. PBC has not filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income Tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income Tax law) apply to any disposition of any asset owned by it. PBC has not made or will not make a consent dividend election under Section 565 of the Code.

               (c) Except as set forth in the PBC Tax List, PBC has not agreed to make, nor is it required to make, any adjustment under Sections 481(a) or 263A of the Code or any comparable provision of state or foreign tax laws by reason of a change in accounting method or otherwise. PBC has taken no action that is not in accordance with prudent banking practice that could defer a liability for Taxes of PBC from any taxable period ending on or before the Effective Time of the Merger to any taxable period ending after such date.

               (d) PBC is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in connection with the Merger, any change of control of PBC or any other transaction contemplated by this Agreement, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

               (e) PBC is not, and has not been, a United States real property holding corporation (as defined in Section 897(C)(2) of the Code) during the applicable period specified in Section 897(C)(1)(A)(ii) of the Code.

               (f) Except as set forth in the PBC Tax List, to the knowledge of PBC, as of the date hereof, no shareholder of PBC is other than a United States person within the meaning of the Code.

               (g) PBC does not have and has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country, and, except as set forth in the PBC Tax List, PBC has not engaged in a trade or business within any foreign country.

               (h) PBC is not party to any joint venture, partnership, or other arrangement or contract which could reasonably be expected to be treated as a partnership for federal income tax purposes.

               (i) All outstanding options to acquire equity of PBC that purport to be or were otherwise intended (when issued) to be treated as "incentive stock options"("ISOs") within the meaning of Section 422 of the Code (and any predecessor provision and any similar provision applicable state, local or other Tax law) were issued in compliance with such section. All such outstanding options currently qualify for treatment as ISOs, and are held by persons who are employees of PBC.

               (j) As used in this Agreement, (i) the term "Tax" or "Taxes" means taxes and other impost, levies, assessments, duties, fees or charges imposed or required to be collected by any federal, state, county, local, municipal, territorial or foreign governmental authority or subdivision thereof, including, without limitation, income, excise, gross receipts, ad valorem, profits, gains, property, sales, transfer, use, payroll, employment, severance, withholding, duties, intangible, franchise, personal property, and other taxes, charges, levies or like assessments, together with all penalties and additions to tax and interest thereon, and (ii) the term "Tax Return" shall mean any return, report, information return or other document (including elections, declarations, disclosures, schedules, estimates. and other returns or supporting documents) with respect to Taxes.

          4.12 Compliance with Laws and Regulations.
               ------------------------------------

               (a) Neither PBC nor PREC is in default under or in breach of any provision its Articles of Incorporation, as amended, or Bylaws, as amended, or law, ordinance, rule or regulation promulgated by any Governmental Entity, where such default or breach would have a material adverse effect on the business, financial condition, results of operations or prospects of PBC.

               (b) Without limiting Section 4.12(a), to the best of PBC's knowledge and except as set forth on a list furnished by PBC to GBB (the "PBC Environmental Compliance List") (i) each of PBC and PREC is in compliance with all Environmental Regulations; (ii) there are no Tanks on or about PBC Property;
(iii) there are no Hazardous Materials on, below or above the surface of, or migrating to or from PBC Property; (iv) neither PBC nor PREC has loans outstanding secured by real property that is not in compliance with Environmental Regulations or which has a leaking Tank or upon which there are Hazardous Materials on or migrating to or from; and (v) without limiting Section
4.10 or the foregoing representations and warranties contained in clauses (i) through (iv), as of the date of this Agreement, there is no claim, action, suit, or proceeding or notice thereof before any Governmental Entity pending against PBC or PREC or concerning property securing PBC loans and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting PBC Property or property securing PBC or PREC loans, relating to the foregoing representations (i) - (iv), in each case the noncompliance with which, or the presence of which would have a material adverse effect on the business, financial condition, results of operations or prospects of PBC. For purposes of this Section 4.12(b), the term "Environmental Regulations" shall mean all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all Governmental Entities and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation: all requirements, including, but not limited to those pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature and all requirements pertaining to the protection of the health and safety of employees or the public. "PBC Property" shall mean real estate currently owned, leased, or otherwise used by PBC, or in which PBC has an investment or security interest (by mortgage, deed of trust, sale and lease-back or otherwise), including, without limitation, properties under foreclosure and properties held by PBC in its capacity as a trustee or otherwise. "Tank" shall mean treatment or storage tanks, sumps, or water, gas or oil wells and associated piping transportation devices. "Hazardous Materials" shall mean any substance the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or which is or becomes defined as a hazardous waste, hazardous substance, hazardous material, used oil, pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.); the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.); the Clean Air Act, as amended (42 U.S.C.
Section 7401, et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251, et seq.); the Toxic Substances Control Act, as amended (15 U.S.C. Section 9601, et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651; the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Section 11001, et seq.); the Mine Safety and Health Act of 1977, as amended (30 U.S.C. Section 801, et seq.); the Safe Drinking Water Act (42 U.S.C. Section 300f, et seq.); and all comparable state and local laws, including without limitation, the Carpenter-Presley-Tanner Hazardous Substance Account Act (State Superfund), the Porter-Cologne Water Quality Control Act, Section 25140,

25501(j) and (k), 25501.1,25281 and 25250.1 of the California Health and Safety Code and/or Article I of Title 22 of the California Code of Regulations, Division 4, Chapter 30; laws of other jurisdictions or orders and regulations; or the presence of which causes or threatens to cause a nuisance, trespass or other common law tort upon real property or adjacent properties or poses or threatens to pose a hazard to the health or safety of persons or without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons; polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation.

               (c) PBC has provided to GBB phase I environmental assessments with respect to each interest in real property set forth on the PBC Real Property List as to which such a phase I environmental investigation has been prepared by or on behalf of PBC or PREC. The PBC Real Property list shall disclose each such property as to which such an assessment has not been prepared on behalf of PBC or PREC.

          4.13 Performance of Obligations.  Each of PBC and PREC has performed
               --------------------------
in all material respects all of the obligations required to be performed by it to date and is not in default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other covenant to which it is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, where such default or breach would have a material adverse effect on the business, financial condition, results of operations or prospects of PBC. Except for loans and leases made by PBC or PREC in the ordinary course of business, to PBC's knowledge, no party with whom PBC or PREC has an agreement that is of material importance to the business of PBC is in default thereunder.

          4.14 Employees.  There are no controversies pending or threatened
               ---------
between either PBC or PREC and any of its employees that are likely to have a material adverse effect on the business, financial condition, results of operations or prospects of PBC. Neither PBC nor PREC is a party to any collective bargaining agreement with respect to any of its employees or any labor organization to which its employees or any of them belong.

          4.15 Brokers and Finders.  Except for the obligation to Hoefer &
               -------------------
Arnett Incorporated as set forth in the Hoefer Agreement, a copy of which has been delivered to GBB, PBC is not a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein will result in any liability to any broker or finder.

          4.16 Material Contracts.  Except as set forth in a list furnished by
               ------------------
PBC to GBB (the "PBC Contract List") hereto (all items listed or required to be listed in such PBC Contract List being referred to herein as "Scheduled Contracts"), neither PBC nor PREC is a party or otherwise subject to:

               (a) any employment, deferred compensation, bonus or consulting contract that (i) has a remaining term, as of the date of this Agreement, of more than one year in length of obligation on the part of PBC or PREC and is not terminable by PBC or PREC within one year without penalty or (ii) requires payment by PBC or PREC of $25,000 or more per annum;

               (b) any advertising, brokerage, licensing, dealership, representative or agency relationship or contract requiring payment by PBC or PREC of $25,000 or more per annum;

               (c) any contract or agreement that restricts PBC or PREC (or would restrict any Affiliate of PBC or PREC or the Surviving Corporation (including GBB and its subsidiaries) after the Effective Time of the Merger) from competing in any line of business with any Person or using or employing the services of any Person;

               (d) any lease of real or personal property providing for annual lease payments by or to PBC or PREC in excess of $25,000 per annum other than
(A) financing leases entered into in the ordinary course of business in which PBC or PREC is lessor and (B) leases of real property presently used by PBC as banking offices;

               (e) any mortgage, pledge, conditional sales contract, security agreement, option, or any other similar agreement with respect to any interest of PBC or PREC (other than as mortgagor or pledgor in the ordinary course of its banking business or as mortgagee, secured party or deed of trust beneficiary in the ordinary course of its business) in personal property having a value of $25,000 or more;

               (f) other than as described in the PBC Filings or as set forth in the PBC Employee Plan List, any stock purchase, stock option, stock bonus, stock ownership, profit sharing, group insurance, bonus, deferred compensation, severance pay, pension, retirement, savings or other incentive, welfare or employment plan or material agreement providing benefits to any present or former employees, officers or directors of PBC or PREC;

               (g) any agreement to acquire equipment or any commitment to make capital expenditures of $25,000 or more;

               (h) other than agreements entered into in the ordinary course of business, including sales of other real estate owned, any agreement for the sale of any property or assets in which PBC or PREC has an ownership interest or for the grant of any preferential right to purchase any such property or asset;

               (i) any agreement for the borrowing of any money (other than liabilities or interbank borrowings made in the ordinary course of its banking business and reflected in the financial records of PBC or PREC);

               (j) any restrictive covenant contained in any deed to or lease of real property owned or leased by PBC or PREC (as lessee) that materially restricts the use, transferability or value of such property;

               (k) any guarantee or indemnification which involves the sum of $25,000 or more, other than letters of credit or loan commitments issued in the normal course of business;

               (l) any supply, maintenance or landscape contracts not terminable by PBC or PREC without penalty on 30 days' or less notice and which provides for payments in excess of $25,000 per annum;

               (m) other than as disclosed with reference to subparagraph (k) of this Section 4.16, any material agreement which would be terminable other than by PBC or PREC as a result of the consummation of the transactions contemplated by this Agreement;

               (n) any contract of participation with any other bank in any loan in excess of $25,000 or any sales of assets of PBC or PREC with recourse of any kind to PBC or PREC except the sale of mortgage loans, servicing rights, repurchase or reverse repurchase agreements, securities or other financial transactions in the ordinary course of business;

               (o) any agreement providing for the sale or servicing of any loan or other asset which constitutes a "recourse arrangement" under applicable regulation or policy promulgated by a Governmental Entity (except for agreements for the sale of guaranteed portions of loans guaranteed in part by the U. S. Small Business Administration and related servicing agreements);

               (p) any contract relating to the provision of data processing services to PBC or PREC; or

               (q) any other agreement of any other kind which involves future payments or receipts or performances of services or delivery of items requiring payment of $25,000 or more to or by PBC or PREC other than payments made under or pursuant to loan agreements, participation agreements and other agreements for the extension of credit in the ordinary course of their business.

          True copies of all Scheduled Contracts, including all amendments and supplements thereto, have been delivered to GBB.

          4.17 Certain Material Changes.  Except as specifically required,
               ------------------------
permitted or effected by this Agreement, since December 31, 1996, there has not been, occurred or arisen any of the following (whether or not in the ordinary course of business unless otherwise indicated):

               (a) Any change in any of the assets, liabilities, permits, methods of accounting or accounting practices, business, or manner of conducting business, of PBC or PREC or any other event or development that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of PBC;

               (b) Any damage, destruction or other casualty loss (whether or not covered by insurance) that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, business, financial condition, results of operations or prospects of PBC or that may involve a loss of more than $25,000 in excess of applicable insurance coverage;

               (c) Any amendment, modification or termination of any existing, or entry into any new, material contract or permit that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, business, financial condition, results of operations or prospects of PBC;

               (d) Any disposition by PBC or PREC of an asset the lack of which has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, business, financial condition, results of operations or prospects of PBC; or

               (e) Any direct or indirect redemption, purchase or other acquisition by PBC or PREC of any equity securities or any declaration, setting aside or payment of any dividend (except, in the case of the declaration, setting aside or payment of a cash dividend, as disclosed in the Financial Statements of PBC) or other distribution on or in respect of PBC Stock whether consisting of money, other personal property, real property or other things of value.

          4.18 Licenses and Permits.  Each of PBC and PREC has all material
               --------------------
licenses and permits that are necessary for the conduct of its business, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of PBC. The respective properties, assets, operations and businesses of PBC and PREC are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses and permits. The respective properties and operations of PBC and PREC are and have been maintained and conducted, in all material respects, in compliance with all applicable laws and regulations.

          4.19 Undisclosed Liabilities.  Neither PBC nor PREC has any
               -----------------------
liabilities or obligations, either accrued or contingent, that are material to PBC and that have not been: (a) reflected or disclosed in the Financial Statements of PBC; (b) incurred subsequent to December 31, 1996 in the ordinary course of business; or (c) disclosed in a list furnished by PBC to GBB (the "Undisclosed Liabilities List") or on any other PBC List. PBC does not know of any basis for the assertion against it of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that is likely to result in or cause a material adverse change in the business, financial condition, results of operations or prospects of PBC that is not fairly reflected in the Financial Statements of PBC or otherwise disclosed in this Agreement.

          4.20 Employee Benefit Plans.
               ----------------------

               (a) PBC has previously made available to GBB copies of each "employee benefit plan," as defined in Section 3(3) of ERISA, which is subject to any provision of ERISA and covers any employee, whether active or retired, of PBC, together with all amendments thereto, all related summary plan descriptions (to the extent one is required by law), the determination letter from the IRS, and the annual reports for the most recent three years (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan. Such plans are hereinafter referred to collectively as the "Employee Plans." PBC does not participate in an employee benefit pension plan that is a "multiemployer plan" within the meaning of Section 3(37) of ERISA that would subject PBC to a material amount of liability with respect to any such plan. Each Employee Plan which is intended to be qualified in form and operation under Section 401(a) of the Code is so qualified and the associated trust for each such Employee Plan is exempt from tax under Section 501(a) of the Code. No event has occurred that will subject such Employee Plans to a material amount of tax under Section 511 of the Code. All amendments required to bring each Employee Plan into conformity with all of the applicable provisions of ERISA, the Code and all other applicable laws have been made. Except as disclosed in a list furnished by PBC to GBB (the "PBC Employee Plan List"), all Employee Plans were in effect for substantially all of 1996, and there has been no material amendment thereof (other than amendments required to comply with applicable law) or increase in the cost thereof or benefits thereunder on or after January 1, 1997.

               (b) PBC has previously made available to GBB copies or descriptions of each plan or arrangement maintained or otherwise contributed to by PBC which is not an Employee Plan and which (exclusive of base salary and base wages) provides for any form of current or deferred compensation, bonus, stock option, profit sharing, benefit, retirement, incentive, group health or insurance, welfare or similar plan or arrangement for the benefit of any employee or class of employees, whether active or retired, of PBC (such plans and arrangements being collectively referred to herein as "Benefit Arrangements"). Except as disclosed in the PBC Employee Plan List hereto, all Benefit Arrangements which are in effect were in effect for substantially all of 1996. There has been no material amendment thereof or increase in the cost thereof or benefits payable thereunder since January 1, 1997. Except as set forth in the PBC Employee Plan List, there has been no material increase in the compensation of or benefits payable to any senior executive employee of PBC since December 31, 1996, nor any employment, severance or similar contract entered into with any such employee, nor any amendment to any such contract, since December 31, 1996. There is no contract, agreement or benefit arrangement covering any employee of PBC which individually or collectively could give rise to the payment of any amount which would constitute an "excess parachute payment," as such term is defined in Section 280G of the Code.

               (c) With respect to all Employee Plans and Benefit Arrangements, PBC is in material compliance (other than noncompliance the cost or liability for which is not material) with the requirements prescribed by any and all statutes, governmental or court orders, or governmental rules or regulations currently in effect, including but not limited to ERISA and the Code, applicable to such plans or arrangements. All material government reports and filings required by law have been properly and timely filed and all information required to be distributed to participants or beneficiaries has been distributed with respect to each Employee Plan. PBC has performed all of its obligations under all such Employee Plans and Benefit Arrangements in all material aspects. There is no pending or, to the knowledge of PBC, threatened legal action, proceeding or investigation against or involving any Employee Plan or Benefit Arrangement which could result in a material amount of liability to such Employee Plan. To the knowledge of PBC, no condition exists that could constitute grounds for the termination of any Employee Plan under Section 4042 of ERISA; no "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Code, has occurred with respect to any Employee Plan, or any other employee benefit plan maintained by PBC which is covered by Title I of ERISA, which could subject any person (other than a person for whom PBC is not directly or indirectly responsible) to a material amount of liability under Title I of ERISA or to the imposition of a material amount of tax under Section 4975 of the Code which could have a material adverse effect on the business, assets, financial condition, results of operations or prospects of PBC; nor has any Employee Plan subject to Part III of Subtitle B of Title I of ERISA or Section 412 of the Code, or both, incurred any "accumulated funding deficiency," as defined in
Section 412 of the Code, whether or not waived, nor has PBC failed to make any contribution or pay any amount due and owing as required by the terms of any Employee

Plan or Benefit Arrangement. No "reportable event" as defined in ERISA has occurred with respect to any of the Employee Plans. To the knowledge of PBC, PBC has not incurred nor expects to incur, directly or indirectly, a material amount of liability under Title IV or ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA which could constitute a liability of GBB or of any of its affiliates (including PBC) at or after the Effective Time of the Merger.

               (d) Except for Scheduled Contracts set forth in the PBC Contract List or as set forth in the PBC Employee Plan List, as the case may be, each Employee Plan or Benefit Arrangement and each personal services contract, fringe benefit, consulting contract or similar arrangement with or for the benefit of any officer, director, employee or other person can be terminated by PBC within a period of 30 days following the Effective Time of the Merger, without payment of any amount as a penalty, bonus, premium, severance pay or other compensation for such termination.

               (e) All group health plans of PBC have been operated in compliance with the group health plan continuation coverage requirements of
Section 4980B of the Code in all material respects.

          4.21 Corporate Records.  The minute books of each of PBC and PREC
               -----------------
accurately reflect all material actions taken to this date by the respective shareholders, board of directors and committees of each of PBC and PREC and contain true and complete copies of their respective Articles of Incorporation, Bylaws and other charter documents, and all amendments thereto.

          4.22 Accounting Records.  Each of PBC and PREC maintains accounting
               ------------------
records which fairly and validly reflect, in all material respects, its transactions and accounting controls exist sufficient to provide reasonable assurances that such transactions are, in all material respects, (i) executed in accordance with its management's general or specific authorization, and (ii) recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting procedures. Such records, to the extent they contain important information pertaining to PBC or PREC which is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely.

          4.23 Offices and ATMs.  PBC has furnished to GBB a list (the "PBC
               ----------------
Offices List") setting forth the headquarters of each of PBC and PREC (identified as such) and each of the offices and automated teller machines ("ATMs") maintained and operated by PBC or PREC (including, without limitation, representative and loan production offices and operations centers) and the location thereof. Except as set forth on the PBC Offices List, neither PBC nor PREC maintains any other office or ATM or conducts business at any other location, and neither PBC nor PREC has applied for or received permission to open any additional branch or operate at any other location.

          4.24 Operating Losses.  PBC has furnished to GBB a list (the "PBC
               ----------------
Operating Losses List") setting forth any Operating Loss (as herein defined) which has occurred at PBC during the period after December 31, 1996 to the date of the Agreement. To the knowledge of PBC, no action has been taken or omitted to be taken by any employee of PBC that has resulted in the incurrence by PBC of an Operating Loss or that might reasonably be expected to result in the incurrence of any individual Operating Loss which, net of any insurance proceeds payable in respect thereof, would exceed $50,000 on an individual basis or in the aggregate. For purposes of this section "Operating Loss" means any loss resulting from cash shortages, lost or misposted items, disputed clerical and accounting errors, forged checks, payment of checks over stop payment orders, counterfeit money, wire transfers made in error, theft, robberies, defalcations, check kiting, fraudulent use of credit cards or ATMs, civil money penalties, fines, litigation, claims or other similar acts or occurrences.

          4.25 Loan Portfolio.  PBC has furnished to GBB a list (the "PBC Loan
               --------------
List") that sets forth (a) as of April 30, 1997, a description of, by type and classification, if any, each loan, lease, other extension of credit or commitment to extend credit by PBC; (b) sets forth as of July 31, 1997, by type and classification, all loans, leases, other extensions and commitments to extend credit of PBC that have been classified by its bank examiners or auditors (external or internal) as "Watch List," "Substandard," "Doubtful," "Loss" or any comparable classification; and (c) all consumer loans due to PBC as to which any payment of principal, interest or any other amount is 90 days or more past due.

          4.26 Investment Securities.  PBC has furnished to GBB a list (the "PBC
               ---------------------
Investment Securities List") setting forth a description of each Investment Security held by PBC or PREC on July 31, 1997. The PBC Investment Securities List sets forth, with respect to each such Investment Security: (i) the issuer thereof; (ii) the outstanding balance or number of shares; (iii) the maturity, if applicable; (iv) the title of issue; and (v) the classification under SFAS No. 115. Neither PBC nor PREC has any Investment Security classified as trading.

          4.27 Power of Attorney.  Neither PBC nor PREC has granted any Person a
               -----------------
power of attorney or similar authorization that is presently in effect or outstanding.

          4.28 Facts Affecting Regulatory Approvals.  To the best knowledge of
               ------------------------------------
PBC, there is no fact, event or condition applicable to PBC or PREC which will, or reasonably could be expected to, adversely affect the likelihood of securing the requisite approvals or consents of any Governmental Entity to the Merger and the transactions contemplated by this Agreement.

          4.29 Accounting and Tax Matters.  To the best knowledge of PBC,
               --------------------------
neither PBC nor PREC has through the date hereof taken or agreed to take any action that would prevent GBB from accounting for the business combination to be effected by the Merger as a pooling-of-interests or would prevent the Merger from qualifying as a tax-free reorganization under the Code.

          4.30 Indemnification.  Other than pursuant to the provisions of their
               ---------------
respective Articles of Incorporation or Bylaws, and the Hoefer Agreement, neither PBC nor PREC is a party to any indemnification agreement with any of its present officers, directors, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of PBC or PREC (a "Covered Person"), and to the best knowledge of PBC, there are no claims for which any Covered Person would be entitled to indemnification by PBC or PREC if such provisions were deemed in effect, except as set forth in a list furnished by PBC to GBB (the "PBC Indemnification List").

          4.31 Community Reinvestment Act.  PBC has received rating of
               --------------------------
"satisfactory" in its most recent examination or interim review with respect to the Community Reinvestment Act. PBC has not been advised of any supervisory concerns regarding PBC's compliance with the Community Reinvestment Act.

          4.32 Derivative Transactions.  Neither PBC nor PREC is a party to a
               -----------------------
transaction in or involving forwards, futures, options on futures, swaps or other derivative instruments.

          4.33 Trust Administration.  PBC does not presently exercise trust
               --------------------
powers, including, but not limited to, trust administration, and neither it nor any predecessor has exercised such trust powers for a period of at least 3 years prior to the date hereof. The term "trusts" as used in this Section 4.33 includes (i) any and all common law or other trusts between an individual, corporation or other entities and PBC or a predecessor, as trustee or co-trustee, including, without limitation, pension or other qualified or nonqualified employee benefit plans, compensation, testamentary, inter vivos, and charitable trust indentures; (ii) any and all decedents' estates where PBC or a predecessor is serving or has served as a co-executor or sole executor, personal representative or administrator, administrator de bonis non, administrator de bonis non with will annexed, or in any similar fiduciary capacity; (iii) any and all guardianships, conservatorships or similar positions where PBC or a predecessor is serving or has served as a co-grantor or a sole grantor or a conservator or co-conservator of the estate, or any similar fiduciary capacity; and (iv) any and all agency and/or custodial accounts and/or similar arrangements, including plan administrator for employee benefit accounts, under which PBC or a predecessor is serving or has served as an agent or custodian for the owner or other party establishing the account with or without investment authority.

          4.34 Disclosure Documents and Applications.  None of the information
               -------------------------------------
supplied or to be supplied by or on behalf of PBC ("PBC Supplied Information") for inclusion in (a) the Registration Statement on Form S-4 and the Joint Proxy Statement and Prospectus and (b) any other documents to be filed with the SEC, the FRB, the FDIC, the DFI or any other Governmental Entity in connection with the transactions contemplated in this Agreement, will, at the respective times such documents are filed or become effective, or with respect to the Joint Proxy Statement and Prospectus when mailed, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          4.35 Accuracy and Currentness of Information Furnished.  The
               -------------------------------------------------
representations and warranties made by PBC hereby or in the PBC Lists or schedules hereto do not contain any untrue statement of a material fact or omit to state any material fact which is necessary under the circumstances under which they were made to prevent the statements contained herein or in such schedules from being misleading.

                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF GBB
                     -------------------------------------

          GBB represents and warrants to PBC as follows:

          5.1  Incorporation, Standing and Power.  GBB has been duly organized,
               ---------------------------------
is validly existing and in good standing as a corporation under the laws of the State of California and is registered as a bank holding company under the BHC Act. Newco has been duly organized, is validly existing and in good standing as corporation under the laws of the State of California. GBB and Newco have all requisite corporate power and authority to own, lease and operate their respective properties and assets and to carry on their respective businesses as presently conducted. GBB and Newco are duly qualified and in good standing as foreign corporations, and are authorized to do busi ness, in all states or other jurisdictions in which such qualification or authorization is necessary, except where the failure to be so qualified or authorized would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis. True and correct copies of the Articles of Incorporation and Bylaws of each of GBB and Newco have been delivered to PBC. Such Articles of Incorporation and Bylaws are in full force and effect as of the date hereof. Newco has not engaged in any business nor has it incurred any liabilities or obligations since it was incorporated other than relating to this Agreement and the transactions contemplated hereby.

           5.2 Capitalization.
               --------------

               (a) As of the date of this Agreement, the authorized capital stock of GBB consists of 6,000,000 shares of common stock, of which 3,335,284 shares are outstanding and 4,000,000 shares of preferred stock, no par value, of which no shares are outstanding. All of the outstanding shares of GBB Stock are duly authorized, validly issued, fully paid and nonassessable. The GBB Stock to be used in the Merger will be duly authorized, validly issued, fully paid and nonassessable.

               (b) As of the date of this Agreement, the authorized capital stock of Newco consists of 10,000 shares of common stock, of which 100 shares are outstanding and owned of record and beneficially by GBB. All the outstanding shares of such common stock are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding options, warrants or other rights in or with respect to the unissued shares of such common stock or any other securities convertible into such stock, and Newco is not obligated to issue any additional shares of its common stock or any options, warrants or other rights in or with respect to the unissued shares of its common stock or any other securities convertible into such stock.

          5.3  Financial Statements.  GBB has previously furnished to PBC a copy
               --------------------
of the Financial Statements of GBB. The Financial Statements of GBB: (a) present fairly the consolidated financial condition of GBB as of the respective dates indicated and its consolidated results of operations and changes in cash flows, as applicable, for the respective periods then ended, subject, in the case of the unaudited consolidated interim financial statements, to normal recurring adjustments; (b) have been prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise indicated therein); (c) set forth as of the respective dates indicated adequate reserves for loan losses and other contingencies; and (d) are based upon the books and records of GBB.

          5.4  Reports and Filings.  Since January 1, 1994, GBB has filed all
               -------------------
reports, returns, registrations and statements (such reports and filings referred to as "GBB Filings"), together with any amendments required to be made with respect thereto, that were required to be filed with (a) the SEC, (b) the FRB, and (c) any other applicable Governmental Entity, including taxing authorities, except where the failure to file such reports, returns, registrations or statements has not had and is not reasonably expected to have a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis. No administrative actions have been taken or orders issued in connection with such GBB Filings.
As of their respective dates, each of such GBB Filings (y) complied in all material respects with all laws and regulations enforced or promulgated by the Governmental Entity with which it was filed (or was amended so as to be in such compliance promptly following discovery of any such noncompliance; and (z) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any of such GBB Filings that was intended to present the financial position of GBB on a consolidated basis fairly presented the financial position of GBB on a consolidated basis and was prepared in accordance with generally accepted accounting principles or banking regulations consistently applied, except as stated therein, during the periods involved.
GBB has furnished or made available to PBC true and correct copies of all GBB Filings filed by GBB since January 1, 1994.

           5.5 Authority.
               ---------

               (a) Of GBB. The execution and delivery by GBB of this Agreement,
                   ------
and subject to the requisite approval of the shareholders of GBB of this Agreement and the transactions contemplated hereby, the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of GBB, and this Agreement will be upon execution and delivery by the respective parties hereto, a valid and binding obligation of GBB enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as set forth in a list furnished by GBB to PBC (the "GBB Conflicts and Consents List"), neither the execution and delivery by GBB of this Agreement, the consummation of the transactions contemplated herein, nor compliance by GBB with any of the provisions hereof or thereof, will: (a) conflict with or result in a breach of any provision of its Articles of Incorporation, as amended, or Bylaws, as amended; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which GBB or any subsidiary of GBB is a party, or by which GBB, or any subsidiary of GBB or any of its respective properties or assets is bound; (c) result in the creation or imposition of any Encumbrance on any of the properties or assets of GBB or any subsidiary; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to GBB or any subsidiary of GBB or any of their respective properties or assets. Except as set forth in the "GBB

Conflicts and Consents List," no consent of, approval of, notice to or filing with any Governmental Entity having jurisdiction over any aspect of the business or assets of GBB, and no consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by GBB of this Agreement or the Agreement of Merger, or the consummation by GBB of the Merger or the transactions contemplated hereby or thereby, except (i) the approval of this Agreement and the transactions contemplated hereby by the shareholders of GBB; (ii) such approvals as may be required by the SEC, the FRB, the FDIC and the DFI; (iii) filing of the Agreement of Merger with the Secretary of State of the State of California; and (iv) such approvals as may be required by NASD to approve for inclusion on the Nasdaq National Market System the GBB Stock to be issued in the Merger.

               (b) Of Newco. The execution and delivery by Newco of this
                   --------
Agreement and the Agreement of Merger and, subject to the requisite approval of the shareholder of Newco, the consummation of the transactions contemplated thereby, will be duly and validly authorized by all necessary corporate action on the part of Newco, and this Agreement and the Agreement of Merger will be, upon due execution and delivery by the respective parties, a valid and binding obligation of Newco enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Neither the consummation of the transactions contemplated by this Agreement and the Agreement of Merger, nor compliance by Newco with any of the provisions hereof or thereof, will: (a) conflict with or result in a breach of any provision of its Articles of Incorporation, or Bylaws; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which Newco is a party, or by which Newco or any of its properties or assets is bound:
(c) result in the creation or imposition of any Encumbrance on any of the properties or assets of Newco; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Newco or any of its properties or assets. No consent of, approval of, notice to or filing with any Governmental Entity having jurisdiction over any aspect of the business or assets of Newco, and no consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by Newco of this Agreement or the Agreement of Merger or the consummation by Newco of the transactions contemplated hereby or thereby, except (i) the approval of the Agreement of Merger and the transactions contemplated hereby by the shareholder and directors of Newco, (ii) such approvals as may be required by the SEC, the FRB, the FDIC, the DFI or any other Governmental Authority; and (iii) filing of the Agreement of Merger with the Secretary of State of the State of California.

          5.6  Subsidiaries.  As of the date of this Agreement, GBB owns 100% of
               ------------
the outstanding stock of each of CNB, MPB and Newco. As of the date of this Agreement, and except for its investments in the Banks, GBB Capital I and Newco, GBB does not own, directly or indirectly (except as a pledgee pursuant to loans or upon acquisition in satisfaction of debt previously contracted), the outstanding stock or equity or other voting interest in any other corporation, partnership, joint venture or other entity.

          5.7  Brokers and Finders.  Except for the obligation to Hovde
               -------------------
Financial, Inc., as set forth in a letter agreement dated July 30, 1997, a copy of which has been delivered to PBC, GBB is not a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein will result in any liability to any broker or finder.

          5.8  Certain Material Changes.  Except as specifically required,
               ------------------------
permitted or effected by this Agreement or as disclosed in any GBB Filings, since June 30, 1997, there has not been, occurred or arisen any of the following (whether or not in the ordinary course of business unless otherwise indicated):

               (a) Any change in any of the assets, liabilities, permits, methods of accounting or accounting practices, business, or manner or conducting business, of GBB or its subsidiaries or any other event or development that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of GBB on a consolidated basis;

               (b) Any damage, destruction or other casualty loss (whether or not covered by insurance) that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of GBB on a consolidated basis;

               (c) Any amendment, modification or termination of any existing, or entry into any new, material contract or permit that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of GBB on a consolidated basis; or

               (d) Any disposition by GBB of an asset the lack of which has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of GBB on a consolidated basis.

          5.9  Licenses and Permits.  GBB and each subsidiary of GBB have all
               --------------------
material licenses and permits that are necessary for the conduct of their respective businesses, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis. The respective properties, assets, operations and businesses of GBB and each subsidiary of GBB are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses and permits. The properties and operations of GBB and each subsidiary of GBB are and have been maintained and conducted, in all material respects, in compliance with all applicable laws and regulations.

          5.10 Corporate Records.  The minute books of GBB and its subsidiaries
               -----------------
accurately reflect all material actions taken to this date by the respective shareholders, boards of directors and committees of GBB and its subsidiaries and contain true and complete copies of their respective Articles of Incorporation, Bylaws and other charter documents, and all amendments thereto.

          5.11 Accounting Records.  GBB and its subsidiaries maintain accounting
               ------------------
records which fairly and validly reflect, in all material respects, their transactions and accounting controls exist sufficient to provide reasonable assurances that such transactions are, in all material respects, (i) executed in accordance with their management's general or specific authorization, and (ii) recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting procedures. Such records, to the extent they contain important information pertaining to GBB and its subsidiaries which is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely.

          5.12 Facts Affecting Regulatory Approvals.  To the best knowledge of
               ------------------------------------
GBB, there is no fact, event or condition applicable to GBB or any of its subsidiaries which will, or reasonably could be expected to, adversely affect the likelihood of securing the requisite approvals or consents of any Governmental Entity to the Merger and transactions contemplated by this Agreement.

          5.13 Accounting and Tax Matters.  To the best of GBB's knowledge, GBB
               --------------------------
has not through the date hereof taken or agreed to take any action that would prevent it from accounting for the business combination to be effected by the Merger as a pooling-of-interests or would prevent the Merger from qualifying as a tax-free reorganization under the Code.

          5.14 Disclosure Documents and Applications.  None of the information
               -------------------------------------
supplied or to be supplied by or on behalf of GBB or any of its subsidiaries ("GBB Supplied Information") for inclusion in (a) the Registration Statement on Form S-4 and the Joint Proxy Statement and Prospectus to be mailed to the shareholders of PBC and GBB in connection with obtaining the approval of the shareholders of PBC and GBB of this Agreement, the Merger and the other transactions contemplated hereby, and (b) any other documents to be filed with the SEC, the FRB, the FDIC, the DFI or any other Governmental Entity in connection with the transactions contemplated in this Agreement, will, at the respective times such documents are filed or become effective, or with respect to the Joint Proxy Statement and Prospectus when mailed, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          5.15 Nasdaq Listing.  As of the date hereof, GBB Stock is listed on
               --------------
the Nasdaq National Market System.

          5.16 Accuracy and Currentness of Information Furnished.  The
               -------------------------------------------------
representations and warranties made by GBB and Newco hereby or in the GBB Lists or Schedules hereto do not contain any untrue statement of material fact or omit to state any material fact which is necessary under the circumstances under which they were made to prevent the statements contained herein or in such schedules from being misleading.

                                   ARTICLE VI

                                COVENANTS OF PBC
                                ----------------
                      PENDING EFFECTIVE TIME OF THE MERGER
                      ------------------------------------

          PBC covenants and agrees with GBB and Newco as follows:

          6.1  Limitation on PBC's Conduct Prior to Effective Time of the
               ----------------------------------------------------------
Merger. Between the date hereof and the Effective Time of the Merger, except as contemplated by this Agreement and subject to requirements of law and regulation generally applicable to California state chartered banks, PBC agrees to conduct its business in the ordinary course in substantially the manner heretofore conducted and in accordance with sound banking practices, and PBC shall not, without the prior written consent of GBB:

               (a) issue, sell or grant any PBC Stock (except pursuant to the exercise of PBC Options outstanding as of the date hereof), any other securities (including long term debt) of PBC, or any rights, options or securities to acquire any PBC Stock, or any other securities (including long term debt) of PBC;

               (b) declare, set aside or pay any dividend or make any other distribution upon or split, combine or reclassify any shares of capital stock or other securities of PBC, provided, however, that subject to Section 6.11, PBC may pay to its shareholders its regular cash dividend in amounts consistent with past practices but in no event in an aggregate amount greater than 65% of net income, exclusive of Transaction Expenses, for the period beginning January 1, 1997 through the earlier of (i) the last day of the month of the month prior to Closing, or (ii) December 31, 1997;

               (c) purchase, redeem or otherwise acquire any capital stock or other securities of PBC or any rights, options, or securities to acquire any capital stock or other securities of PBC;

               (d) except as may be required to effect the transactions contemplated herein, amend its Articles of Incorporation or Bylaws;

               (e) grant any general or uniform increase in the rate of pay of employees or employee benefits;

               (f) grant any increase in salary, incentive compensation or employee benefits or pay any bonus to any Person or voluntarily accelerate the vesting of any employee benefits, except for salary increases of not more than 5% granted in the ordinary course of business and consistent with past practices or as required by an existing written employment agreement or pursuant to the 1997 PBC Bonus Plan as approved by the PBC Board of Directors; provided, however, that payment of the Transaction Expenses shall not be considered in the determination of bonus payments pursuant to the 1997 PBC Bonus Plan;

               (g) make any capital expenditure or commitments with respect thereto in excess of $25,000 in the aggregate, except for ordinary repairs, renewals and replacements;

               (h) compromise or otherwise settle or adjust any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith), extend the statute of limitations with any tax authority or file any pleading in court in any tax litigation or any appeal from an asserted deficiency, or file or amend any federal, foreign, state or local tax return, or make any tax election;

               (i) grant, renew or commit to grant or renew any extension of credit if such extension of credit, together with all other credit then outstanding to the same Person and all Affiliated Persons, would exceed $100,000 on an unsecured basis, or $750,000 if secured by a lien on real estate or cash (consent shall be deemed granted if within two Business Days of written notice delivered to GBB's Chief Credit Officer, written notice of objection is not received by PBC);

               (j) change its tax or accounting policies and procedures or any method or period of accounting unless required by generally accepted accounting principles or a Governmental Entity;

               (k)  [reserved];

               (l) close any offices at which business is conducted or open any new offices;

               (m) adopt or enter into any new employment agreement or other employee benefit plan or arrangement or amend or modify any employment agreement or employee benefit plan or arrangement of any such type except for such amendments as are required by law;

               (n) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Competing Transaction (as such term is defined below), or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or any other representative retained by it or any of its Affiliates to take any such action, and PBC shall promptly notify GBB (orally and in writing) of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters. For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving PBC: any merger, consolidation, share exchange or other business combination; a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of PBC representing ten percent (10%) or more of the assets of PBC; a sale of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock), representing ten percent (10%) or more of the voting power of PBC; a tender offer or exchange offer for at least ten percent (10%) of the outstanding shares; a solicitation of proxies in opposition to approval of the Merger by PBC's shareholders; or a public announcement of an unsolicited bona fide proposal, plan, or intention to do any of the foregoing. Notwithstanding any other provision in this Section 6.1(n) or elsewhere in this Agreement, the obligations of PBC in this Agreement are subject to the continuing fiduciary duties of the Board of Directors of PBC to the shareholders of PBC. In the event the Board of Directors of PBC receives a bona fide offer for a Competing Transaction with another entity, and reasonably determines, upon advice of counsel, that as a result of such offer, any duty to act or to refrain from doing any act pursuant to this Agreement is inconsistent with the continuing fiduciary duties of said Board of Directors to the shareholders of PBC, such failure to act or refrain from doing any act shall not constitute the failure of any condition, breach of any covenant or otherwise constitute any breach of this Agreement, except that any such failure to act or refrain from doing any act shall entitle GBB to terminate this Agreement pursuant to Section 13.1(h) hereof, but in no event shall this sentence or the previous sentence operate to excuse or modify the obligations of PBC under Section 14.1 hereof;

               (o) change any of PBC's basic policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, personnel practices or any other material aspect of PBC's business or operations, except such changes as may be required in the opinion of PBC's management to respond to economic or market conditions or as may be required by any Governmental Entity;

               (p) grant any Person a power of attorney or similar authority;

               (q) make any investment by purchase of stock or securities (including an Investment Security), contributions to capital, property transfers or otherwise in any other Person, except for federal funds or obligations of the United States Treasury or an agency of the United States Government the obligations of which are entitled to or implied to have the full faith and credit of the United States government and which have an original maturity not in excess of one year, or bank qualified investment grade municipal bonds, in any case, in the ordinary course of business consistent with past practices and which are not designated as trading;

               (r) amend or modify any Scheduled Contract or enter into any agreement or contract that would be a Scheduled Contract under Section 4.16 (consent shall be deemed granted if within two Business Days of written notice delivered to GBB's designee, written notice of objection is not received by
PBC);

               (s) sell, transfer, mortgage, encumber or otherwise dispose of any assets or release or waive any claim, except in the ordinary course of business and consistent with past practices;

               (t) knowingly take any action which would or is reasonably likely to (i) adversely affect the ability of GBB or PBC to obtain any necessary approval of any Governmental Entity required for the transactions contemplated hereby; (ii) adversely affect PBC's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the performance of GBB's or PBC's obligations hereunder, as set forth in Articles IX or X herein not being satisfied;

               (u)  [reserved];

               (v) reclassify any Investment Security from hold-to-maturity or available for sale to trading;

               (w) sell any security other than in the ordinary course of business, or engage in gains trading;

               (x) take title to any real property without conducting prior thereto an environmental investigation, which investigation shall disclose the absence of any suspected environmental contamination;

               (y) agree or make any commitment to take any actions prohibited by this Section 6.1;

               (z) knowingly take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368 of the Code or prevent GBB from accounting for the business combination to be effected by the Merger as a pooling-of-interests;

               (aa) notwithstanding any recoveries received with respect to loans previously charged off, reduce the allowance for loan and lease losses, except as a result of chargeoffs;

               (bb) settle any claim, action or proceeding involving any material liability for monetary damages or enter into any settlement agreement containing material obligations;

               (cc) make, acquire a participation in, or reacquire an interest in a participation sold of, any loan that is not in compliance with its normal credit underwriting standards, policies and procedures as in effect on June 30, 1997; or renew, extend the maturity of, or alter any of the material terms of any such loan for a period of greater than six months;

               (dd) incur any indebtedness for borrowed money or assume, guaranty, endorse or otherwise as an accommodation become responsible for the obligations of any other person, except for (i) in connection with banking transactions with banking customers in the ordinary course of business, or (ii) short-term borrowings made at prevailing market rates and terms; or

               (ee) permit PREC to conduct any business or activities, other than serving as trustee under deeds of trust for loans originated by PBC.

          6.2  Affirmative Conduct of PBC Prior to Effective Time of the Merger.
               ----------------------------------------------------------------
Between the date hereof and the Effective Time of the Merger, PBC shall:

               (a) use its commercially reasonable efforts consistent with this Agreement to maintain and preserve intact its present business organization and to maintain and preserve its relationships and goodwill with account holders, borrowers, employees and others having business relationships with PBC;

               (b) use its commercially reasonable efforts to keep in full force and effect all of the existing material permits and licenses of PBC;

               (c) use its commercially reasonable efforts to maintain insurance coverage at least equal to that now in effect on all properties for which it is responsible and on its business operations;

               (d) perform its material contractual obligations and not become in material default on any such obligations;

               (e) duly observe and conform in all material respects to all lawful requirements applicable to its business;

               (f) maintain its assets and properties in good condition and repair, normal wear and tear excepted;

               (g) promptly upon learning of such information, advise GBB in writing of any event or any other transaction within its knowledge whereby any Person or Related Group of Persons acquires, directly or indirectly, record or beneficial ownership or control (as defined in Rule 13d-3 promulgated by the SEC under the Exchange Act) of five percent (5%) or more of the outstanding PBC Stock prior to the record date fixed for the PBC Shareholders' Meeting or any adjourned meeting thereof to approve this Agreement and the transactions contemplated herein;

               (h) promptly notify GBB regarding receipt from any tax authority of any notification of the commencement of an audit, any request to extend the statute of limitations, any statutory notice of deficiency, any revenue agent's report, any notice of proposed assessment, or any other similar notification of potential adjustments to the tax liabilities of PBC, or any actual or threatened collection enforcement activity by any tax authority with respect to tax liabilities of PBC;

               (i) make available to GBB monthly unaudited balance sheets and income statements of PBC within twenty-five (25) days after the close of each calendar month;

               (j) not later than the 30th day of each calendar month, amend or supplement the PBC Lists prepared and delivered pursuant to Article IV to ensure that the information set forth in the PBC Lists accurately reflects the then-current status of PBC. PBC shall further amend or supplement the PBC Lists as of the Closing Date if necessary to reflect any additional information that needs to be included in the PBC Lists;

               (k) use its commercially reasonable efforts to obtain any third party consent with respect to any contract, agreement, lease, license, arrangement, permit or release that is material to the business of PBC or that is contemplated in this Agreement as required in connection with the Merger;

               (l) maintain an allowance for loan and lease losses consistent with practices and methodology as in effect on the date of the execution of this Agreement; and

               (m) furnish to GBB, as soon as practicable, and in any event within 15 days after it is prepared, a copy of any report submitted to the PBC Board of Directors or any committee thereof, provided, however, that PBC need not furnish to GBB communications of PBC's legal counsel regarding PBC's rights and obligations under this Agreement or the transactions contemplated hereby, or books, records and documents covered by confidentiality agreements or the attorney-client privilege, or which are attorneys' work product.

           6.3 Access to Information.
               ---------------------

               (a) PBC will afford, upon reasonable notice, to GBB and its representatives, counsel, accountants, agents and employees reasonable access during normal business hours to all of its business, operations, properties, books, files and records and will do everything reasonably necessary to enable GBB and its representatives, counsel, accountants, agents and employees to make a complete examination of the financial statements, business, assets and properties of PBC and the condition thereof and to update such examination at such intervals as GBB shall deem appropriate. Such examination shall be conducted in cooperation with the officers of PBC and in such a manner as to minimize any disruption of, or interference with, the normal business operations of PBC. Upon the request of GBB, PBC will request C&L to provide reasonable access to representatives of C&L working on behalf of GBB to auditors' work papers with respect to the business and properties of PBC, including tax accrual work papers prepared for PBC during the preceding sixty (60) months, other than
(a) books, records and documents covered by the attorney-client privilege, or that are attorneys' work product, and (b) books, records and documents that PBC is legally obligated to keep confidential. No examination or review conducted under this section shall constitute a waiver or relinquishment on the part of GBB of the right to rely upon the representations and warranties made by PBC herein; provided, that GBB shall disclose to PBC any fact or circumstance it may discover which GBB believes renders any representation or warranty made by PBC hereunder incorrect in any respect. GBB covenants and agrees that it, its subsidiaries, and their respective representatives, counsel, accountants, agents and employees will hold in strict confidence all documents and information concerning PBC so obtained from any of them so obtained (except to the extent that such documents or information are a matter of public record or require disclosure in the Joint Proxy Statement and Prospectus or any of the public information of any applications required to be filed with any Governmental Entity to obtain the approvals and consents required to effect the transactions contemplated hereby), and if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents shall be returned to PBC.

               (b) A representative of GBB, selected by GBB in its sole discretion, shall be authorized and permitted to review each loan, lease, or other credit funded or renewed by PBC after the date hereof, and all information associated with such loan, lease or other credit within three Business Days of such funding or renewal, such review to take place, if possible, on PBC's premises.

               (c) A representative of GBB, selected by GBB in its sole discretion, shall be permitted by PBC to attend all regular and special Board of Directors' and committee meetings of PBC from the date hereof until the Effective Time of the Merger; provided, however, that the attendance of such representative shall not be permitted at any meeting, or portion thereof, for the sole purpose of discussing the transactions contemplated by this Agreement or the obligations of PBC under this Agreement.

          6.4  Review by Accountants.  Promptly upon request of GBB, PBC will
               ---------------------
request C&L to permit representatives of C&L working on behalf of GBB to review and examine the work papers of C&L relating to PBC and the Financial Statements of PBC and to review and examine the work papers of C&L relating to any future completed audits or completed reviews of PBC.

          6.5  Filings.  PBC agrees that through the Effective Time of the
               -------
Merger, each of its reports, registrations, statements and other filings required to be filed with any applicable Governmental Entity will comply in all material respects with all the applicable statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any such report, registration, statement or other filing that is intended to present the financial position of the entity to which it relates will fairly present the financial position of such entity and will be prepared in accordance with generally accepted accounting principles or applicable banking regulations consistently applied during the periods involved.

          6.6  Notices; Reports.  PBC will promptly notify GBB of any event of
               ----------------
which PBC obtains knowledge which has had or may have a materially adverse effect on the financial condition, operations, business or prospects of PBC or in the event that PBC determines that it is unable to fulfill any of the conditions to the performance of GBB's and Newco's obligations hereunder, as set forth in Articles IX or XI herein, and PBC will furnish GBB (i) as soon as available, and in any event within one (1) Business Day after it is mailed or delivered to the Board of Directors of PBC or committees thereof, any report by PBC for submission to the Board of Directors of PBC or committees thereof, (ii) as soon as available, all proxy statements, information statements, financial statements, reports, letters and communications sent by PBC to its shareholders or other security holders, and all reports filed by PBC with the FRB, the FDIC or the DFI, and (iii) such other existing reports as GBB may reasonably request relating to PBC.

          6.7  PBC Shareholders' Meeting.  Promptly after the execution of this
               -------------------------
Agreement, PBC will take action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders to consider and vote upon this Agreement and the transactions contemplated hereby so as to permit the consummation of the transactions contemplated hereby. The Board of Directors of PBC shall, subject to its fiduciary duties, recommend that its shareholders approve this Agreement and the transactions contemplated hereby, and the Board of Directors of PBC shall, subject to its fiduciary duties, use its best efforts to obtain the affirmative vote of the holders of the largest possible percentage of the outstanding PBC Stock to approve this Agreement and the transactions contemplated hereby.

          6.8  Certain Loans and Other Extensions of Credit.  PBC will promptly
               --------------------------------------------
inform GBB of the amounts and categories of any loans, leases or other extensions of credit that have been classified by any bank regulatory authority or by any unit of PBC or by any other Person as "Criticized," "Specially Mentioned," "Substandard," "Doubtful," "Loss" or any comparable classification ("Classified Credits"). PBC will furnish GBB, as soon as practicable, and in any event within 20 days after the end of each calendar month, schedules including the following: (a) Classified Credits (including with respect to each credit its classification category and the originating unit); (b) nonaccrual credits (including the originating unit); (c) accrual exception credits that are delinquent 90 or more days and have not been placed on nonaccrual status (including its originating unit); (d) credits delinquent as to payment of principal or interest (including its originating unit), including an aging into current-to-29, 30-59, 60-89, and 90+ day categories; (e) participating loans and leases, stating, with respect to each, whether it is purchased or sold and the originating unit; (f) loans or leases (including any commitments) by PBC to any PBC director, officer at or above the senior vice president level, or shareholder holding ten percent (10%) or more of the capital stock of PBC, including with respect to each such loan or lease the identity and, to the knowledge of PBC, the relation of the borrower to PBC, and the outstanding and undrawn amounts; (g) letters of credit (including the originating unit); (h) loans or leases wholly or partially charged off during the previous month (including with respect to each loan or lease, the originating amount, the write-off amount and its originating unit); and (i) other real estate or assets acquired in satisfaction of debt.

          6.9  Applications.  Subject to Section 7.5, PBC will promptly prepare
               ------------
or cause to be prepared the portions of the Joint Proxy Statement and Prospectus as it pertains to PBC and any other applications necessary to consummate the transactions contemplated hereby, and further agrees to provide any information requested by GBB for the preparation of any applications necessary to consummate the transactions contemplated hereby. PBC shall afford GBB a reasonable opportunity to review the portions of the Joint Proxy Statement and Prospectus pertaining to PBC and all such applications and all amendments and supplements thereto before the filing thereof. PBC covenants and agrees that, with respect to the information relating to PBC, the Joint Proxy Statement and Prospectus will comply in all material respects with the provisions of applicable law, and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. PBC will use its commercially reasonable efforts to obtain all regulatory approvals or consents necessary to effect the Merger and the transactions contemplated herein.

          6.10 Affiliates and Five Percent Shareholder Agreements.  Concurrently
               --------------------------------------------------
with the execution of this Agreement, (a) PBC shall deliver to GBB a letter identifying all persons who are then "affiliates" of PBC for purposes of Rule 145 under the Securities Act and (b) PBC shall advise the persons identified in such letter of the resale restrictions imposed by applicable securities laws and shall use reasonable efforts to obtain from each person identified in such letter a written agreement substantially in the form attached hereto as Exhibit
                                                                        -------
B.  PBC shall use reasonable efforts to obtain from any person who becomes an
-
affiliate of PBC after PBC's delivery of the letter referred to above, and on or prior to the date of the PBC Shareholders' Meeting to approve this Agreement, a written agreement substantially in the form attached as Exhibit B hereto as soon
                                                        ---------
as practicable after obtaining such status. At least 10 Business Days prior to the issuance of the opinion to be provided for in Section 9.6, PBC shall use its commercially reasonable efforts to cause each person or group of persons who holds more than five percent (5%) of the PBC Stock (regardless of whether such person is an "affiliate" under Rule 145) to deliver to Manatt, Phelps & Phillips, LLP a letter stating that such shareholder(s) has no present plan or intention to dispose of GBB Stock that the shareholder(s) will receive in the Merger, and committing that such shareholder(s) will not dispose of such GBB Stock in a manner as to cause a violation of the "continuity of shareholder interest" requirements of Treasury Regulation 1.368-1.

          6.11 Coordination of Dividends.  PBC shall coordinate with GBB the
               -------------------------
declaration of any dividends that may be allowed pursuant to Section 6.1(b) hereof, and the record date and the payment dates relating thereto, it being the intention of the parties that holders of PBC Stock shall not receive two dividends, or fail to receive one dividend, for any applicable dividend period with respect to their shares of PBC Stock and any shares of GBB Stock any such holder will receive in exchange therefor in the Merger.

          6.12 D&O Coverage.  In the event that GBB is unable to have PBC's
               ------------
directors and officers added to GBB's directors' and officers' liability insurance policy pursuant to Section 7.2(f) hereof and upon GBB's request, PBC shall use commercially reasonable efforts to obtain (i) coverage for a period of at least 36 months following the Effective Time of the Merger for the directors and officers of PBC under a directors' and officers' liability insurance policy which is no less protective in terms of coverage or limitations then now possessed by PBC covering acts or omissions occurring prior to the Effective Time of the Merger and actions related to this Agreement, and (ii) coverage for a period of at least 36 months following the Effective Time of the Merger under a bankers' blanket bond which is no less protective in terms of coverage or limitations then now possessed by PBC covering acts or omissions occurring prior to the Effective Time of the Merger and actions related to this Agreement.


                                  ARTICLE VII

                                COVENANTS OF GBB
                                ----------------
                      PENDING EFFECTIVE TIME OF THE MERGER
                      ------------------------------------

          GBB covenants and agrees with PBC as follows:

          7.1  Limitation on GBB's Conduct Prior to Effective Time of the
               ----------------------------------------------------------
Merger.  Between the date hereof and the Effective Time of the Merger, except as
------
contemplated by this Agreement and subject to requirements of law and regulation generally applicable to bank holding companies and banks, and each of GBB and its subsidiaries shall not, without prior written consent of PBC (which consent shall not be unreasonably withheld and which consent (except with respect to subpara graphs (f) of this Section 7.1) shall be deemed granted if within five
(5) Business Days of PBC's receipt of written notice of a request for prior written consent, written notice of objection is not received by GBB):

               (a) take any action which would or is reasonably likely to (i) adversely affect the ability of GBB or Newco to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby;
(ii) adversely affect GBB's or Newco's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the performance of GBB's or Newco's obligations hereunder, as set forth in Articles IX or XI herein not being satisfied;

               (b) take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368 of the Code or prevent GBB from accounting for the business combination to be effected by the Merger as a pooling-of-interests;

               (c) amend its articles of incorporation in any respect which would materially and adversely affect the rights and privileges attendant to the GBB Stock; or

               (d) agree or make any commitment to take any actions prohibited by this Section 7.1.

          7.2  Affirmative Conduct of GBB and Subsidiaries Prior to Effective
               --------------------------------------------------------------
Time of the Merger.  Between the date hereof and the Effective Time of the
------------------
Merger, GBB shall:

               (a) use commercially reasonable efforts consistent with this Agreement, and cause each of its subsidiaries to use its commercially reasonable efforts consistent with this Agreement, to maintain and preserve intact their respective present business organizations and to maintain and preserve the relationships and goodwill with account holders, borrowers, employees and others having business relationships with GBB or any subsidiary of GBB;

               (b) duly observe and conform in all material respects to all lawful requirements applicable to the business of GBB or any subsidiary of GBB;

               (c) make available to PBC monthly unaudited consolidated balance sheets and consolidated income statements of GBB within twenty-five (25) days after the close of each calendar month;

               (d) use its commercially reasonable efforts to obtain any third party consent with respect to any contract, agreement, lease, license, arrangement, permit or release that is material to the business of GBB on a consolidated basis or that is contemplated in this Agreement as required in connection with the Merger;

               (e) not later than the 20th day of each calendar month, amend or supplement the GBB Lists prepared and delivered pursuant to Article V to ensure that the information set forth in the GBB Lists accurately reflects the then-current status of GBB and its subsidiaries. GBB shall further amend or supplement the GBB Lists as of the Closing Date if necessary to reflect any additional information that needs to be included in the GBB Lists; and

               (f) use its commercially reasonable efforts to have PBC's directors and officers added to GBB's directors' and officers' liability insurance policy, providing for coverage for a period of at least 36 months following the Effective Time of the Merger and covering acts or omissions occurring prior to the Effective Time of the Merger and actions related to this Agreement.

          7.3  Access to Information.  Upon reasonable request by PBC, GBB shall
               ---------------------
(i) make its Chief Operating Officer/Chief Financial Officer and Controller available to discuss with PBC and its representatives GBB's operations, (ii) shall provide PBC with written information which is (a) similar to the written information that PBC reviewed in connection with this Agreement, and (b) related to GBB's business condition, operations and prospects; and (iii) make available to PBC the minutes of meetings of the Board of Directors of GBB (except to the extent that such minutes contain communications of GBB's legal counsel regarding GBB's rights and obligations under this Agreement or the transactions contemplated hereby, or matters covered by confidentiality agreements or the attorney-client privilege or which contain attorney's work product). No examination or review conducted under this section shall constitute a waiver or relinquishment on the part of PBC of the right to rely upon the representations and warranties made by GBB herein; provided, that PBC shall disclose to GBB any fact or circumstance it may discover which PBC believes renders any representation or warranty made by GBB hereunder incorrect in any respect. PBC covenants and agrees that it and its representatives, counsel, accountants, agents and employees will hold in strict confidence all documents and information concerning GBB so obtained (except to the extent that such documents or information are a matter of public record or require disclosure in the Joint Proxy Statement and Prospectus or any of the public information of any applications required to be filed with any Governmental Entity to obtain the approvals and consents required to effect the transactions contemplated hereby), and if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents shall be returned to GBB.

          7.4  Filings.  GBB agrees that through the Effective Time of the
               -------
Merger, each of its reports, registrations, statements and other filings required to be filed with any applicable Governmental Entity will comply in all material respects with all the applicable statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any such report, registration, statement or other filing that is intended to present the financial position of the entities or entity to which it relates will fairly present the financial position of such entities or entity and will be prepared in accordance with generally accepted accounting principles or applicable banking regulations consistently applied during the periods involved.

          7.5  Applications.  GBB will promptly prepare and file or cause to be
               ------------
prepared and filed (i) an application for approval of the Merger with the FRB;
(ii) an application for approval of the Merger with the FDIC; (iii) an application for approval of the Merger with the DFI; (iv) in conjunction with PBC, the Registration Statement on Form S-4 and the Joint Proxy Statement and Prospectus as it pertains to GBB; and (v) any other applications necessary to consummate the transactions contemplated hereby. GBB shall afford PBC a reasonable opportunity to review the Joint Proxy Statement and Prospectus and all such applications and all amendments and supplements thereto before the filing thereof. GBB covenants and agrees that the Registration Statement on Form S-4 and the Joint Proxy Statement and Prospectus and all applications to the appropriate regulatory agencies for approval or consent to the Merger, with respect to information relating to GBB or its subsidiaries, will comply in all material respects with the provisions of applicable law, and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. GBB will use its commercially reasonable efforts to obtain all regulatory approvals or consents necessary to effect the Merger.

          7.6  Blue Sky.  GBB agrees to use commercially reasonable efforts to
               --------
have the shares of GBB Stock to be issued in connection with the Merger qualified or registered for offer and sale, to the extent required, under the securities laws of each jurisdiction in which shareholders of PBC reside.

          7.7  GBB Shareholders' Meeting.  Promptly after the execution of this
               -------------------------
Agreement, GBB will take action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders to consider and vote upon this Agreement and the transactions contemplated hereby so as to permit the consummation of the transactions contemplated hereby. The Board of Directors of GBB shall, subject to its fiduciary duties, recommend that its shareholders approve this Agreement and the transactions contemplated hereby, and the Board of Directors of GBB shall, subject to its fiduciary duties, use its best efforts to obtain the affirmative vote of the holders of the largest possible percentage of the outstanding GBB Stock to approve this Agreement and the transactions contemplated hereby.

          7.8  Notices; Reports.  GBB will promptly notify PBC of any event of
               ----------------
which GBB obtains knowledge which has had or may have a material adverse affect on the financial condition, operations, business or prospects of GBB on a consolidated basis or in the event that GBB determines that it is unable to fulfill any of the conditions to the performance of PBC's obligations hereunder, as set forth in Articles IX or X herein, and GBB will furnish PBC (i) as soon as available, and in any event within ten (10) days after it is prepared, any report by GBB for submission to the Board of Directors of GBB or committees thereof, (ii) as soon as available, all proxy statements, information statements, financial statements, reports, letters and communications sent by GBB to its shareholders or other security holders, and all reports filed by GBB with the SEC, the FRB, the FDIC, the DFI, the O.C., and (iii) such other existing reports as PBC may reasonably request relating to GBB.

          7.9  Removal of Conditions.  In the event of the imposition of a
               ---------------------
condition to any regulatory approvals which GBB deems to materially adversely affect it or to be materially burdensome as provided in Section 11.4 hereof, GBB shall use its commercially reasonable efforts for purposes of obtaining the removal of such condition.

          7.10 Stock Options.
               -------------

               (a) At and as of the Effective Time of the Merger, GBB shall assume each and every outstanding option to purchase shares of PBC Stock ("PBC Stock Option") and all obligations of PBC under the PBC Stock Option Plans. Each and every PBC Stock Option so assumed by GBB under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the PBC Stock Option Plans and in the other documents governing such PBC Stock Option immediately prior to the Effective Time of the Merger, except that: (i) such PBC Stock Option shall be exercisable for that number of whole shares of GBB Stock equal to the product of (A) the number of shares of PBC Stock that were purchasable under such PBC Stock Option immediately prior to the Effective Time of the Merger multiplied by (B) the Conversion Ratio, rounded down to the nearest whole number of shares of GBB Stock; and (ii) the per share exercise price for the shares of GBB Stock issuable upon exercise of such PBC Stock Option shall be equal to the quotient determined by dividing (A) the exercise price per share of PBC Stock at which such PBC Stock Option was exercisable immediately prior to the Effective Time of the Merger by (B) the Conversion Ratio. Prior to the Effective Time of the Merger, GBB shall issue to each holder of an outstanding PBC Stock Option a document evidencing the assumption of such PBC Stock Option by GBB pursuant to this Section 7.10.

               (b) GBB shall comply with the terms of the PBC Stock Option Plans and insure, to the extent required by, and subject to the provisions of, such Plans, that PBC Stock Options which qualify as incentive stock options prior to the Effective Time of the Merger qualify as incentive stock options of GBB after the Effective Time of the Merger.

               (c) At or prior to the Effective Time of the Merger, GBB shall take all corporate action necessary to reserve for issuance a sufficient number of shares of GBB Stock for delivery upon exercise of GBB Stock Options assumed by it in accordance with this Section 7.10.

                                 ARTICLE VIII

                             ADDITIONAL COVENANTS
                             --------------------

          The parties hereto hereby mutually covenant and agree with each other as follows:

          8.1  Best Efforts.  Subject to the terms and conditions of this
               ------------
Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practical.

          8.2  Public Announcements.  No press release or other public
               --------------------
disclosure of matters related to this Agreement or any of the transactions contemplated hereby shall be made by GBB or PBC unless the other party shall have provided its prior consent to the form and substance thereof; provided, however, that nothing herein shall be deemed to prohibit any party hereto from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations imposed by law.

          8.3  Appointment of Directors.   GBB agrees to take all necessary
               ------------------------
action including, if necessary, increasing the authorized number of its directors, to appoint George R. Corey to the Board of Directors of GBB effective at and after the Effective Time of the Merger.

          PBC agrees to take all necessary action including, if necessary, increasing the authorized number of its directors, to appoint David L. Kalkbrenner to the Board of Directors of PBC, effective at and after the Effective Time of the Merger.

          8.4  Environmental Assessment and Remediation.  GBB may cause to be
               ----------------------------------------
prepared at GBB's sole cost and expense within 45 days of the date of this Agreement one or more phase I environmental investigations with respect to the Real Property set forth on the PBC Real Property List. In the event any such phase I environmental investigation report, or any such report which PBC has already obtained on any of the Real Property set forth on PBC's Real Property List, discloses facts which, in the sole discretion of GBB, warrant further investigation, GBB shall provide written notice to PBC, and PBC shall be required to cause to be completed within 60 days of such written notice, at the sole cost and expense of GBB, a phase II environmental investigation and report with respect to such property. The consultant engaged by PBC to conduct such investigation and provide such report shall be acceptable to GBB. GBB shall have ten days from the receipt of such investigation report to object thereto, which objection shall be by written notice. In the event of any such objection, GBB shall engage an environmental consultant satisfactory to PBC who shall provide an estimate of the cost of taking any remedial action recommended or suggested in such phase II environmental investigation report, or which is required by law, or which is determined to be prudent by GBB, in its sole discretion, and, unless the estimated cost of such Remediation is in excess of $100,000 or is not reasonably determinable by such consultant (and written notice thereof provided by PBC to GBB) PBC shall immediately commence such Remediation, all at the sole cost and expense of PBC. In the event such environmental consultant determines that the estimated cost of such remediation is in excess of $100,000 or is not reasonably determinable, GBB shall have the right to terminate the Agreement pursuant to Section 13.1(i) hereof before the expiration of 21 days from the date of such written notice.

          GBB agrees to keep confidential and not to disclose any nonpublic information obtained in the course of such environmental investigation relating to environmental contamination or suspected contamination of any property on the PBC Real Property List, except as required by law.


                                   ARTICLE IX

                       CONDITIONS PRECEDENT TO THE MERGER
                       ----------------------------------

          The obligations of each of the parties hereto to consummate the transactions contemplated herein are subject to the satisfaction, on or before the Closing Date, of the following conditions:

          9.1  Shareholder Approval.  The Agreement and the transactions
               --------------------
contemplated hereby shall have received all requisite approvals of the shareholders of GBB and PBC.

          9.2  No Judgments or Orders.  No judgment, decree, injunction, order
               ----------------------
or proceeding shall be outstanding or threatened by any Governmental Entity which prohibits or restricts the effectuation of, or threatens to invalidate or set aside, the Merger substantially in the form contemplated by this Agreement, unless counsel to the party against whom such action or proceeding was instituted or threatened renders to the other parties hereto a favorable opinion that such judgment, decree, injunction, order or proceeding is without merit.

          9.3  Regulatory Approvals.  To the extent required by applicable law
               --------------------
or regulation, all approvals or consents of any Governmental Entity, including, without limitation, those of the FDIC, the FRB and the DFI shall have been obtained or granted for the Merger and the transactions contemplated hereby and the applicable waiting period under all laws shall have expired. All other statutory or regulatory requirements for the valid completion of the transactions contemplated hereby shall have been satisfied.

          9.4  Securities Laws.  The Registration Statement on Form S-4 shall
               ---------------
have been declared effective by the SEC and shall not be the subject of any stop order or proceedings seeking or threatening a stop order. GBB shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue the GBB Stock to consummate the Merger.

          9.5  Listing.  The GBB Stock issuable in the Merger shall have been
               -------
included for listing on the Nasdaq National Market System.

          9.6  Tax Opinions.  GBB and PBC shall have received from Manatt,
               ------------
Phelps & Phillips, LLP an opinion reasonably satisfactory to GBB and PBC to the effect that the Merger shall not result in the recognition of gain or loss for federal income tax purposes to GBB or PBC, nor shall the issuance of the GBB Stock result in the recognition of gain or loss by the holders of PBC Stock who receive such stock in connection with the Merger, dated prior to the date the Joint Proxy Statement and Prospectus is first mailed to the shareholders of PBC and GBB and such opinions shall not have been withdrawn or modified in any material respect.

          9.7  Pooling of Interests.   Prior to the Effective Time of the
               --------------------
Merger, C&L shall have delivered a written opinion to GBB that the Merger will qualify for pooling-of-interests accounting treatment. In making its determination that the Merger will qualify for such treatment, C&L shall be entitled to assume that cash will be paid with respect to all shares held of record by any holder of Dissenting Shares.


                                   ARTICLE X

                 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PBC
                 ----------------------------------------------


          All of the obligations of PBC to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by PBC:

          10.1 Legal Opinion.  PBC shall have received the opinion of Manatt,
               -------------
Phelps & Phillips, LLP, attorneys for GBB and Newco, dated as of the Closing Date, and in form and substance satisfactory to the counsel of PBC, to the effect that: (i) each of GBB and Newco is a corporation validly existing under the laws of its jurisdiction of incorporation with full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby; (ii) all corporate proceedings on the part of GBB and Newco necessary to be taken in connection with the Merger in order to make the same effective have been duly and validly taken; (iv) this Agreement has been duly and validly authorized, executed and delivered on behalf of GBB and Newco and constitutes (subject to standard exceptions of enforceability arising from the bankruptcy laws and rules of equity) a valid and binding agreement of each of GBB and Newco; and (v) the shares of GBB Stock to be issued in the Merger will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

          10.2 Representations and Warranties; Performance of Covenants.  All
               --------------------------------------------------------
the covenants, terms and conditions of this Agreement to be complied with and performed by GBB and Newco on or before the Closing Date shall have been complied with and performed in all material respects. Each of the representations and warranties of GBB contained in Article V hereof shall have been true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date or for changes expressly contemplated by this Agreement) on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date. It is understood and acknowledged that the representations being made on and as of the Closing Date shall be made without giving effect to any update with respect to the GBB Lists in accordance with
Section 7.2(e).

          10.3 Authorization of Merger.  All actions necessary to authorize the
               -----------------------
execution, delivery and performance of this Agreement by GBB and Newco and the Agreement of Merger by Newco and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the respective Boards of Directors and shareholders of GBB and Newco, as required by applicable law, and Newco shall have full power and right to merge pursuant to the Agreement of Merger.

          10.4 Absence of Certain Changes.  Between the date of this Agreement
               --------------------------
and the Effective Time of the Merger, there shall not have occurred any event that has had or could reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis, whether or not such event, change or effect is reflected in the GBB Lists as amended or supplemented after the date of this Agreement.

          10.5 Officers' Certificate.  There shall have been delivered to PBC on
               ---------------------
the Closing Date a certificate executed by the Chief Executive Officer and the Chief Financial Officer of GBB certifying, to the best of their knowledge, compliance with all of the provisions of Sections 10.2, 10.3 and 10.4.

          10.6 Fairness Opinion.  PBC shall have received a letter from Hoefer &
               ----------------
Arnett Incorporated dated as of a date within five (5) Business Days of the mailing of the Joint Proxy Statement and Prospectus to the shareholders of PBC, to the effect that the transactions contemplated by this Agreement are fair from a financial point of view to the shareholders of PBC.

          10.7 Appointment of Directors.  All necessary action shall have been
               ------------------------
taken to have George R. Corey elected or appointed to serve, from and after the Effective Time of the Merger, as a director of GBB.

                                   ARTICLE XI

                            CONDITIONS PRECEDENT TO
                            -----------------------
                          OBLIGATIONS OF GBB AND NEWCO
                          ----------------------------

          All of the obligations of GBB and Newco to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by GBB:

          11.1 Legal Opinion.  GBB shall have received the opinion of McCutchen,
               -------------
Doyle, Brown & Enersen, LLP, attorneys for PBC, and in form and substance satisfactory to the counsel of GBB, to the aggregate effect that: (i) PBC is a corporation validly existing under the laws of its jurisdiction of incorporation with full corporate power and authority to enter into this Agreement and the Agreement of Merger and to consummate the transactions contemplated hereby and thereby; (ii) all corporate proceedings on the part of PBC necessary to be taken in connection with the Merger in order to make the same effective have been duly and validly taken; (iii) this Agreement has been duly and validly authorized, executed and delivered on behalf of PBC and constitutes (subject to standard exceptions of enforceability arising from the bankruptcy laws and rules of equity) a valid and binding agreement of PBC; and (iv) the execution of the Agreement of Merger by PBC has been duly and validly authorized.

          11.2 Representations and Warranties; Performance of Covenants.  All
               --------------------------------------------------------
the covenants, terms and conditions of this Agreement to be complied with and performed by PBC at or before the Closing Date shall have been complied with and performed in all material respects. Each of the representations and warranties of PBC contained in Article IV hereof shall have been true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date or for changes expressly contemplated by this Agreement) on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date. It is understood and acknowledged that the representations being made on and as of the Closing Date shall be made without giving effect to any update with respect to the PBC Lists in accordance with Section 6.2(k).

          11.3 Authorization of Merger.  All actions necessary to authorize the
               -----------------------
execution, delivery and performance of this Agreement and the Agreement of Merger by PBC and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors and shareholders of PBC, and PBC shall have full power and right to merge pursuant to the Agreement of Merger.

          11.4 Third Party Consents.  PBC shall have obtained all consents of
               --------------------
other parties to its respective material mortgages, notes, leases, franchises, agreements, licenses and permits as may be necessary to permit the Merger and the transactions contemplated herein to be consummated without a material default, acceleration, breach or loss of rights or benefits thereunder.

          11.5 Absence of Certain Changes.  Between the date of this Agreement
               --------------------------
and the Effective Time of the Merger, there shall not have occurred any event that has had or could reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of PBC, whether or not such event, change or effect is reflected in the PBC Lists as amended or supplemented after the date of this Agreement.

          11.6 Officers' Certificate.  There shall have been delivered to GBB on
               ---------------------
the Closing Date a certificate executed by the Chief Executive Officer and the Chief Financial Officer of PBC certifying, to the best of their knowledge, compliance with all of the provisions of Sections 11.2, 11.3, 11.4, 11.5 and 11.16.

          11.7 Fairness Opinion.  GBB shall have received a letter from Hovde
               ----------------
Financial, Inc. dated as of a date within five (5) Business Days of the mailing of the Joint Proxy Statement and

Prospectus to the shareholders of GBB, to the effect that the transactions contemplated by this Agreement are fair from a financial point of view to the shareholders of GBB.

          11.8  Shareholder's Agreements. Concurrently with the execution of
                ------------------------
this Agreement, each director of PBC shall have executed and delivered to GBB agreements substantially in the form of Exhibit D hereto.
                                        ---------

          11.9  Agreements Not to Compete.  Concurrently with the execution of
                -------------------------
this Agreement, the directors of PBC shall have executed and delivered to GBB agreements substantially in the form of Exhibit C hereto.
                                        ---------

          11.10 Affiliates Agreements.  Concurrently with the execution of this
                ---------------------
Agreement, GBB shall have received from each person named in the letter or otherwise referred to in Section 6.10 an executed copy of an agreement substantially in the form on Exhibit B hereto.
                             ---------

          11.11 Employee Benefit Plans. GBB shall have received satisfactory
                ----------------------
evidence that all of PBC's employee benefit plans, programs and arrangements, including, without limitation, the PBC 401(k) Plan, have been treated as provided in Article XII of this Agreement.

          11.12 Dissenting Shares.  Holders of five percent (5%) or more of the
                -----------------
outstanding shares of PBC Stock shall not be PBC Perfected Dissenting Shares. In addition, holders of five percent (5%) or more of the outstanding shares of GBB Stock shall not be GBB Perfected Dissenting Shares have made demand for payment of the fair market value thereof in accordance with Section 1301 of the CGCL in connection with the Merger.

          11.13 Remediation.  All remediation of environmental contamination or
                -----------
conditions on any PBC Property shall have been completed to the satisfaction of GBB.

          11.14 Execution of Stock Option Agreement.  Concurrently with the
                -----------------------------------
execution of this Agreement and as a condition thereto, PBC shall have executed and delivered a stock option agreement (the "PBC Stock Option Agreement") which grants to GBB an option to acquire up to 19.9% of the issued and outstanding shares of PBC Stock upon the occurrence of certain circumstances, substantially in the form of Exhibit E hereto.
               ---------

          11.15 PBC Fully Diluted Book Value Per Share.  At least five Business
                --------------------------------------
Days prior to the Effective Time of the Merger, PBC shall provide GBB with PBC's financial statements as of the close of business on the last day of the month prior to the Effective Time of the Merger. Such financial statements shall have been prepared in all material respects in accordance with generally accepted accounting principles and other applicable legal and accounting requirements, and reflect all period-end accruals and other adjustments. At the close of business on the last day of the month preceding the Effective Time of the Merger, after giving effect to any dividends paid pursuant to Section 6.1(b) hereof, the PBC Fully Diluted Book Value Per Share, as determined in accordance with such financial statements, shall be not less than $20.25.

          11.16 Termination of PBC Stock Option Plans.  GBB shall have received
                -------------------------------------
satisfactory evidence that the PBC Stock Option Plans have been terminated prior to the Effective Time of the Merger.


                                  ARTICLE XII

                               EMPLOYEE BENEFITS
                               -----------------

          12.1 Employee Benefits.  GBB intends to merge the PBC 401(k) Plan with
               -----------------
and into the GBB 401(k) Plan as soon as administratively feasible after the Effective Time of the Merger. In no event shall the PBC 401(k) Plan be merged with and into the GBB 401(k) Plan, however, unless GBB determines, in its sole discretion, that: (i) the PBC 401(k) Plan is a qualified plan under Section 401(a) of the Code, both as to the form of the PBC 401(k) Plan and as to its operation; and (ii) there are no facts in existence that would be reasonably likely to adversely affect the qualified status of the PBC 401(k) Plan. This analysis shall be made prior to the Effective Time of the Merger and, if the above determinations are made, the PBC 401(k) Plan shall be merged with and into the GBB 401(k) Plan as soon as administratively feasible after the Effective Time of the Merger. If it is determined that the PBC 401(k) Plan is not a qualified plan as described above, PBC agrees to use its best efforts to have the PBC 401(k) Plan qualified prior to the Effective Time of the Merger.

          As soon as practicable after the Effective Time of the Merger, all other PBC employee benefit plans will be discontinued or merged into GBB plans, in the discretion of GBB, and employees of PBC shall become eligible for the employee benefit plans of GBB on the same terms as such plans and benefits are generally offered from time to time to employees of GBB and its subsidiaries in comparable positions with GBB or its subsidiaries. For purposes of determining such employment eligibility and vesting under the employee benefit plans of GBB, GBB shall recognize such employees years of service with PBC beginning on the date such employees commenced employment with PBC through the Effective Time of the Merger.


                                 ARTICLE XIII

                                  TERMINATION
                                  -----------

          13.1 Termination.  This Agreement may be terminated at any time prior
               -----------
to the Effective Time of the Merger upon the occurrence of any of the following:

               (a) By mutual agreement of the parties, in writing;

               (b) By PBC or GBB immediately upon the failure of the shareholders of PBC or GBB to give the requisite approval of this Agreement;

               (c) By PBC immediately upon expiration of twenty (20) days from delivery of written notice by PBC to GBB of GBB's breach of or failure to satisfy any covenant or agreement contained herein resulting in a material impairment of the benefit reasonably expected to be derived by PBC from the performance or satisfaction of such covenant or agreement (provided that such breach has not been waived by PBC or cured by GBB, as the case may be, prior to expiration of such twenty (20) day period);

               (d) By GBB immediately upon expiration of twenty (20) days from delivery of written notice by GBB to PBC of PBC's breach of or failure to satisfy any covenant or agreement contained herein resulting in a material impairment of the benefit reasonably expected to be derived by GBB from the performance or satisfaction of such covenant or agreement (provided that such breach has not been waived by GBB or cured by PBC, as the case may be, prior to expiration of such twenty (20) day period);

               (e) By PBC or GBB upon the expiration of thirty (30) days after any Governmental Entity denies or refuses to grant any approval, consent or authorization required to be obtained in order to consummate the transactions contemplated by this Agreement unless, within said thirty (30) day period after such denial or refusal, all parties hereto agree to submit the application to the regulatory authority that has denied, or refused to grant the approval, consent or qualification requested;

               (f) By PBC or GBB if any conditions set forth in Article IX shall not have been met by March 31, 1998;

               (g) By PBC if any of the conditions set forth in Article X shall not have been met, or by GBB if any of the conditions set forth in Article XI shall not have been met, by March 31, 1998, or such earlier time as it becomes apparent that such condition shall not be met;

               (h) By GBB if PBC shall have failed to act or refrain from doing any act pursuant to Section 6.1(n); or

               (i) By GBB under the circumstances set forth in Section 8.4.

               (j) By PBC if the Average Closing Price is less than $30.00 and GBB has not, within two Business Days from the date of calculation of the Average Closing Price, provided written notice to PBC of GBB's election to exercise the Top Up Option.

          13.2 Termination Date.  This Agreement shall be terminated if the
               ----------------
Closing Date shall not have occurred by March 31, 1998 unless extended in writing by the parties.

          13.3 Effect of Termination.  In the event of termination of this
               ---------------------
Agreement by either PBC or GBB as provided in Section 13.1 or pursuant to
Section 13.2, neither PBC, GBB nor Newco shall have any further obligation or liability to the other party except (a) with respect to the last sentences of each of Section 6.3(a), Section 7.3 and Section 8.4, (b) with respect to Sections 14.1 and 14.2, and (c) to the extent such termination results from a party's willful and material breach of the warranties and representations made by it, or willful and material failure in performance of any of its covenants, agreements or obligations hereunder.

          13.4 Force Majeure.  PBC, GBB and Newco agree that, notwithstanding
               -------------
anything to the contrary in this Agreement, in the event this Agreement is terminated as a result of a failure of a condition, which failure is due to a natural disaster or other act of God, or an act of war, and provided neither party has materially failed to observe the obligations of such party under this Agreement, neither party shall be obligated to pay to the other party to this Agreement any expenses or otherwise be liable hereunder.


                                  ARTICLE XIV

                                 MISCELLANEOUS
                                 -------------

          14.1 Expenses.
               --------

               (a) GBB hereby agrees that if this Agreement is terminated by PBC pursuant to Section 13.1(b) with respect to the failure of GBB shareholders to approve the Agreement and the transactions contemplated hereby, or pursuant to
Section 13.1(c), GBB shall promptly and in any event within 10 days after such termination pay PBC all Expenses (as defined in Section 14.1(d) below) of PBC, but not to exceed $150,000.

               (b) PBC hereby agrees that if the Agreement is terminated by GBB pursuant to Section 13.1(b) with respect to the failure of PBC shareholders to approve the Agreement and the transactions contemplated hereby, or pursuant to
Section 13.1(d) or Section 13.1(h), PBC shall promptly and in any event within 10 days after such termination pay GBB all Expenses of GBB, but not to exceed $200,000.

               (c) Except as otherwise provided herein, all Expenses incurred by GBB or PBC in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its affiliates, shall be borne solely and entirely by the party which has incurred the same. Notwithstanding the foregoing, GBB and PBC shall share the cost of printing the Joint Proxy Statement and Prospectus on a basis proportionate to the number of shareholders of each corporation.

               (d) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including all fees and expenses of attorneys, accountants, investment bankers, experts and consultants to the party and its affiliates) incurred by the party or on its behalf in connection with the consummation of the transactions contemplated by this Agreement.

          14.2 Competing Transaction Fee.  As an inducement to PBC to enter into
               -------------------------
this Agreement, in the event this Agreement is terminated by PBC because of a failure by GBB to comply with its obligations under Section 7.1(a) because GBB entered into an agreement to acquire, merge or consolidate with another entity, which by its terms requires that the transactions contemplated by this Agreement shall not be completed or shall be delayed until after March 31, 1998, or which transaction any Governmental Entity advised GBB in writing would result in the disapproval of the transactions contemplated in this Agreement or the delay thereof until after March 31, 1998, if such transaction is consummated prior to termination of this Agreement or during the twelve-month period following termination of this Agreement, GBB shall pay or cause the third party to such a transaction to pay to PBC the sum of $750,000 promptly upon the consummation of a such a transaction, which sum represents (i) PBC's direct costs and expenses (including, but not limited to, fees and expenses of financial or other consultants, printing costs, accountants, and counsel) incurred in negotiating and undertaking to carry out the transactions contemplated by this Agreement, including PBC's management time devoted to negotiation and preparation for the transactions contemplated by this Agreement; (ii) PBC's indirect costs and expenses incurred in connection with the transactions contemplated by this Agreement; and (iii) PBC's loss as a result of the transactions contemplated by this Agreement not being consummated. Any payment previously made by GBB pursuant to Section 14.1(a) hereof shall be credited against any amount due under this Section.

          14.3 Notices.  Any notice, request, instruction or other document to
               -------
be given hereunder by any party hereto to another shall be in writing and delivered personally or by confirmed facsimile transmission or sent by registered or certified mail, postage prepaid, with return receipt requested, addressed as follows:

          To GBB or Newco:    Greater Bay Bancorp
                              2860 West Bayshore Road
                              Palo Alto, California  94303
                              Attention: Steven C. Smith
                              Facsimile Number:  (415) 494-9220

          With a copy to:     Manatt, Phelps & Phillips, LLP
                              11355 West Olympic Boulevard
                              Los Angeles, California  90064
                              Attention:  T. Hale Boggs, Esq.
                              Facsimile Number: (310) 312-4224

          To PBC:             Peninsula Bank of Commerce
                              1001 Broadway
                              Millbrae, California  94030
                              Attention:  Mark F. Doiron
                              Facsimile Number:  (415) 697-4032

          With a copy to:     McCutchen, Doyle, Brown & Enersen, LLP
                              3 Embarcadero Center, #1800
                              San Francisco, California  94111
                              Attention:  Thomas G. Reddy, Esq.
                              Facsimile Number:  (415) 393-2286

          Any such notice, request, instruction or other document shall be deemed received on the date delivered personally or delivered by confirmed facsimile transmission, or on the third business day after it was sent by registered or certified mail, postage prepaid. Any of the persons shown above may change its address for purposes of this section by giving notice in accordance herewith.

          14.4  Successors and Assigns.  All terms and conditions of this
                ----------------------
Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns; provided, however, that this Agreement and all rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by any party hereto and any such attempted assignment or delegation shall be null and void.

          14.5  Counterparts.  This Agreement and any exhibit hereto may be
                ------------
executed in one or more counterparts, all of which, taken together, shall constitute one original document and shall become effective when one or more counterparts have been signed by the appropriate parties and delivered to each party hereto.

          14.6  Effect of Representations and Warranties.  The representations
                ----------------------------------------
and warranties contained in this Agreement or in any List shall terminate immediately after the Effective Time of the Merger.

          14.7  Third Parties.  Each party hereto intends that this Agreement
                -------------
shall not benefit or create any right or cause of action to any person other than parties hereto. As used in this Agreement the term "parties" shall refer only to GBB, Newco or PBC as the context may require.

          14.8  Lists; Exhibits; Integration.  Each List, exhibit and letter
                ----------------------------
delivered pursuant to this Agreement shall be in writing and shall constitute a part of the Agreement, although Lists and letters need not be attached to each copy of this Agreement. This Agreement, together with such Lists, exhibits and letters, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

          14.9  Knowledge.  Whenever any statement herein or in any list,
                ---------
certificate or other document delivered to any party pursuant to this Agreement is made "to the knowledge" or "to the best knowledge" of any party or another Person, such party or other Person shall make such statement only after conducting an investigation reasonable under the circumstances of the subject matter thereof, and each such statement shall constitute a representation that such investigation has been conducted.

          14.10 Governing Law.  This Agreement is made and entered into in the
                -------------
State of California, except to the extent that the provisions of federal law are mandatorily applicable, and the laws of the State of California shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder.

          14.11 Captions.  The captions contained in this Agreement are for
                --------
convenience of reference only and do not form a part of this Agreement and shall not affect the interpretation hereof.

          14.12 Severability.  If any portion of this Agreement shall be deemed
                ------------
by a court of competent jurisdiction to be unenforceable, the remaining portions shall be valid and enforceable only if, after excluding the portion deemed to be unenforceable, the remaining terms hereof shall provide for the consummation of the transactions contemplated herein in substantially the same manner as originally set forth at the date this Agreement was executed.

          14.13 Waiver and Modification; Amendment.  No waiver of any term,
                ----------------------------------
provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition of this Agreement. Except as otherwise required by law, this Agreement and the Agreement of Merger, when executed and delivered, may be modified or amended by action of the Boards of Directors of GBB, Newco or PBC without action by their respective shareholders. This Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents.

          14.14 Attorneys' Fees.  If any legal action or any arbitration upon
                ---------------
mutual agreement is brought for the enforcement of this Agreement or because of an alleged dispute, controversy, breach, or default in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

          IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement as of the day and year first above written.

                              GREATER BAY BANCORP



                              By:/s/ David L. Kalkbrenner
                                 ----------------------------------------
                                    David L. Kalkbrenner
                                    President and Chief Executive Officer
ATTEST:

/s/ Steven C. Smith
------------------------
Steven C. Smith
Assistant Secretary

                              GBB ACQUISITION CORP.



                              By:/s/ David L. Kalkbrenner
                                 ----------------------------------------
                                    David L. Kalkbrenner
                                    President
ATTEST:


/s/ Steven C. Smith
------------------------
Steven C. Smith
Assistant Secretary

                              PENINSULA BANK OF COMMERCE



                              By:/s/ George R. Corey
                                 ----------------------------------------
                                    George R. Corey
                                    Chairman of the Board


                              By:/s/ Mark F. Doiron
                                 ----------------------------------------
                                    Mark F. Doiron
                                    President and Chief Executive Officer
ATTEST:


/s/ Michael Vano
------------------------
Michael Vano
Secretary

                                  EXHIBIT LIST
                                  ------------



A    AGREEMENT OF MERGER

B    FORM OF AFFILIATE'S AGREEMENT (PBC)

C    FORM OF NONCOMPETITION AGREEMENT

D    FORM OF SHAREHOLDER'S AGREEMENT

E    FORM OF PBC STOCK OPTION AGREEMENT

                                                                       EXHIBIT A
                                                                       ---------

                              AGREEMENT OF MERGER


          THIS AGREEMENT OF MERGER (the "Merger Agreement") is made and entered into as of this ___ day of ______, 199_, by and between Peninsula Bank of Commerce ("PBC"), and GBB Acquisition Corp., a California corporation ("GAC") in connection with the transactions described in that Agreement and Plan of Reorganization, dated as of September 5, 1997 (the "Reorganization Agreement") by and among, Greater Bay Bancorp, a California corporation ("GBB"), GAC and PBC. Terms not otherwise defined herein shall have the meaning given them in the Reorganization Agreement.

                                    RECITALS
                                    --------

          1. PBC is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with authorized capital of 2,000,000 shares of common stock, no par value ("PBC Stock"), of which, on the date hereof, there are 673,862 shares issued and outstanding, and 1,000,000 shares of preferred stock, of which, on the date hereof, no shares are issued and outstanding.

          2. GAC is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with authorized capital of 10,000 shares of common stock, no par value ("GAC Stock"), of which, on the date hereof, there are 100 shares issued and outstanding. GAC is a wholly-owned subsidiary of GBB.

          3. The respective Boards of Directors of PBC and GAC, each acting pursuant to a duly authorized resolution, adopted by the vote of a majority of its directors, deem it desirable and in the best interests of their respective corporations and shareholders that GAC be merged with and into PBC (the "Merger") as provided in this Merger Agreement pursuant to the laws of the State of California, and that PBC be the surviving corporation (the "Surviving Corporation").

          4. GBB, GAC and PBC entered into the Reorganization Agreement, which provides for the Merger of GAC with and into PBC in accordance with this Merger Agreement.

          NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth and for the purpose of prescribing the terms and conditions of the Merger, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER
                                   ----------

          Upon consummation of the Merger at the Effective Time of the Merger (as defined in Article VII hereof), GAC shall be merged with and into PBC which shall thereupon be the Surviving Corporation, and the separate corporate existence of GAC shall cease.


                                  ARTICLE II

                                     NAME
                                     ----

          The name of the Surviving Corporation shall be "Peninsula Bank of Commerce."


                                  ARTICLE III

                           ARTICLES OF INCORPORATION
                           -------------------------

          The Articles of Incorporation of PBC as in effect immediately prior to the Effective Time of the Merger shall, at and after the Effective Time of the Merger, continue to be the Articles of Incorporation of the Surviving Corporation.


                                   ARTICLE IV

                                     BYLAWS
                                     ------

          The Bylaws of PBC as in effect immediately prior to the Effective Time of the Merger shall, at and after the Effective Time of the Merger, continue to be the Bylaws of the Surviving Corporation.


                                   ARTICLE V

                                   DIRECTORS
                                   ---------


          The Board of Directors of PBC immediately prior to the Effective Time of the Merger, and David L. Kalkbrenner, shall, at and after the Effective Time of the Merger, serve as the Board of Directors of the Surviving Corporation until its next annual meeting of shareholders and until such time as their successors have been elected and qualified.

                                  ARTICLE VI

                  RIGHTS AND DUTIES OF SURVIVING CORPORATION
                  ------------------------------------------

          At and after the Effective Time of the Merger, all rights, privileges, powers and franchises and all property and assets of every kind and description of GAC and PBC shall be vested in and be held and enjoyed by the Surviving Corporation, without further act or deed, and all the estates and interests of every kind of GAC and PBC, including all debts due to either of them, shall be as effectively the property of the Surviving Corporation as they were of GAC and PBC, and the title to any real estate vested by deed or otherwise in either GAC or PBC shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of GAC and PBC shall be preserved unimpaired and all debts, liabilities and duties of GAC and PBC shall be debts, liabilities and duties of the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.


                                  ARTICLE VII

                             CONVERSION OF SHARES
                             --------------------

          In and by virtue of the Merger and at the Effective Time of the Merger, pursuant to this Merger Agreement, the shares of PBC Stock and GAC Stock outstanding immediately prior to the Effective Time of the Merger shall be converted without any action on the part of the holders thereof as follows:

          (a)  Effect on GAC Stock.  Each share of GAC Stock issued and
               -------------------
outstanding immediately prior to the Effective Time of the Merger shall, on and after the Effective Time of the Merger, be automatically converted into shares of common stock, no par value, of the Surviving Corporation.

          (b) Effect on the PBC Stock.  Each share of PBC Stock issued and
              -----------------------
outstanding immediately prior to the Effective Time of the Merger, other than
(i) shares owned of record by GBB or a wholly-owned subsidiary of GBB, or (ii) shares of PBC Stock which are dissenting shares within the meaning of Section 1300(b) of the CGCL, shall, without any action on the part of the holder thereof, cease to be outstanding and be converted into the right to receive on and after the Effective Time of the Merger, a number of shares of common stock, no par value, of GBB (the "GBB Stock"), as specified pursuant to the Reorganization Agreement.

          (c) Fractional Shares.  No fractional shares of GBB Stock shall be
              -----------------
issued in the Merger. In lieu thereof, each holder of PBC Stock who would otherwise be entitled to receive a fractional share shall receive an amount in cash equal to the product (calculated to the nearest hundredth) obtained by multiplying (i) the Average Closing Price times (ii) the fraction of the share of GBB Stock to which such holder would otherwise be entitled. No such holder shall be entitled to dividends or other rights in respect of any such fraction.


                                  ARTICLE VIII

                                 FURTHER ACTION
                                 --------------

          The parties hereto shall execute and deliver, or cause to be executed and delivered, all such deeds and other instruments, and will take or cause to be taken all further or other action as they may deem necessary or desirable, in order to vest in and confirm to the Surviving Corporation title to and possession of all of GAC's and PBC's property, rights, privileges, powers and franchises hereunder, and otherwise to carry out the intent and purposes of this Merger Agreement.


                                   ARTICLE IV

                          EFFECTIVE TIME OF THE MERGER
                          ----------------------------

          The Merger shall be effective (the "Effective Time of the Merger") upon the filing of this Merger Agreement and the appropriate certificates of its approval and adoption with the Secretary of State of the State of California in accordance with Section 1103 of the California General Corporation Law.


                                   ARTICLE X

                                  TERMINATION
                                  -----------

          This Merger Agreement may, by the mutual consent and action of the Boards of Directors of GAC and PBC, be abandoned at any time before or after approval thereof by the shareholders of GAC and PBC, but not later than the Effective Time of the Merger. This Merger Agreement shall automatically be terminated and of no further force and effect if, prior to the Effective Time of the Merger, the Reorganization Agreement is terminated in accordance with the terms thereof.

                                   ARTICLE XI

                   SATISFACTION OF CONDITION AND OBLIGATIONS
                   -----------------------------------------

          (a) The obligations of GAC to proceed with the Closing are subject to the satisfaction at or prior to the Closing of all of the conditions to the obligations of GAC and GBB under the Reorganization Agreement, any one or more of which, to the extent it is or they are waivable, may be waived, in whole or in part, by GBB.

          (b) The obligations of PBC to proceed with the Closing are subject to the satisfaction at or prior to the Closing of all of the conditions to the obligations of PBC under the Reorganization Agreement, any one or more of which, to the extent it is or they are waivable, may be waived, in whole or in part, by PBC.


                                  ARTICLE XII

                                 GOVERNING LAW
                                 -------------

          This Merger Agreement has been executed in the State of California, and the laws of the State of California shall govern the validity and interpretation hereof and the performance by the parties hereto.

          IN WITNESS WHEREOF, PBC and GAC, pursuant to the approval and authority duly given by resolution of their respective Board of Directors, have caused this Merger Agreement to be signed by their respective Presidents and Secretaries on the day and year first above written.


                                    PENINSULA BANK OF COMMERCE



                                    By:________________________________
                                         George R. Corey, Chairman



                                    By:________________________________
                                         Mark F. Doiron, President



                                    By:________________________________
                                               ___________, Secretary



                                    GBB ACQUISITION CORP.



                                    By:_________________________________
                                         David L. Kalkbrenner, President


                                    By:____________________________________
                                         Steven C. Smith, Assistant Secretary

                                                                       EXHIBIT B
                                                                       ---------
September 5, 1997

Greater Bay Bancorp
2860 West Bayshore Road
Palo Alto, California 94303
Attention:  Steven C. Smith

Ladies and Gentlemen:

          Reference is made to the Agreement and Plan of Reorganization, dated as of September 5, 1997 (the "Agreement"), by and among Greater Bay Bancorp, a California corporation ("GBB"), GBB Acquisition Corp., a California corporation and wholly-owned subsidiary of GBB ("Newco"), and Peninsula Bank of Commerce, a California state chartered bank ("PBC"), which Agreement provides, among other things, for the merger (the "Merger") of Newco with and into PBC in a transaction in which shares of common stock of PBC ("PBC Stock") will be automatically canceled and shall be converted into a number of shares of common stock of GBB ("GBB Stock"), as more fully provided for in the Agreement.

          The undersigned has been informed that the Merger constitutes a transaction covered by Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"); that the undersigned may be deemed to be an "affiliate" of PBC within the meaning of Rule 145; and that, accordingly, the shares of GBB Stock which the undersigned may acquire in connection with the Merger may only be disposed of in conformity with the provisions hereof.

          The capitalized terms used and not defined herein shall have the meaning set forth in the Agreement.

          1. The undersigned, after inquiry of any agent with discretionary power to transfer the undersigned's shares of PBC Stock, represents, warrants and agrees as follows:

               (a) The undersigned has full power to execute this Affiliate's Agreement and to make the representations, warranties and agreements herein, and to perform his or its obligations hereunder.

               (b) The undersigned is currently the owner of that number of shares of PBC Stock set forth in Schedule 1 hereto (the "PBC Shares") and has held the PBC Shares at all times since ___________ unless otherwise set forth in
Schedule 1.

               (c) The undersigned shall not purchase, sell, transfer or otherwise dispose of, or reduce the undersigned's risk of ownership or investment in any of the PBC Shares prior to the Merger. The undersigned agrees to the placement of a restrictive legend on his or her certificates representing PBC Shares which legend shall set forth these restrictions. Such legend shall be placed on the certificates concurrently with the execution of this Agreement or as soon thereafter as practicable.

               (d) The undersigned will not sell, transfer or dispose of any shares of GBB Stock which the undersigned may acquire in connection with the Merger or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities herein sometimes collectively referred to as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities, unless such sale, transfer or disposition is effected (i) pursuant to an exemption from the registration requirements of the Securities Act as provided in Section 3 hereof or (ii) pursuant to an effective registration statement under, and in compliance with, the Securities Act (provided that the undersigned may make bona fide gifts or distributions without consideration so long as the recipients thereof agree not to sell, transfer or otherwise dispose of the GBB Stock except as provided herein.)

               (e) The undersigned has no present plan or intent to engage in a sale, exchange, transfer, redemption or reduction in any way of the undersigned's risk of ownership by short sale or otherwise, or other disposition, directly or indirectly (such actions being collectively referred to as a "Sale") of GBB Stock to be received by the undersigned pursuant to the Merger.

               (f) The undersigned has not engaged in a Sale of any shares of PBC Stock at any time since ____________ unless otherwise set forth in
Schedule 1.

               (g) The undersigned has no present plan or intent to (i) engage in a Sale of the PBC Shares (other than in exchange for GBB Stock pursuant to the Merger), or (ii) exercise dissenters' rights in connection with the Merger.

               (h) The representations contained herein shall be true and correct at all times from the date hereof through the Effective Time.

               (i) The undersigned has consulted such legal and financial counsel as the undersigned deems appropriate in connection with the execution of this Affiliate's Agreement.

          2. GBB agrees to use its best efforts to file all reports and data with the Securities and Exchange Commission necessary to permit the undersigned to sell Restricted Securities pursuant to and otherwise in conformity with Rule 145(d) under the Securities Act.

          3. GBB acknowledges that the provision of Section 1(d) of this Affiliate's Agreement will be satisfied as to any sale by the undersigned of Restricted Securities pursuant to Rule 145(d) under the Securities Act, as evidenced by a broker's letter stating that the requirements of Rule 145 have been met; provided, however, that if counsel for GBB reasonably believes that the provisions of Rule 145 have not been complied with, or if requested by GBB in connection with a proposed disposition, the undersigned shall furnish to GBB a copy of a "no action" letter or other communication from the staff of the SEC or an opinion of counsel in form and substance satisfactory to GBB and its counsel, to the effect that the applicable provisions of paragraphs (c), (e), (f) and (g) of Rule 144 under the Securities Act have been complied with or that the disposition may be otherwise effected in the manner requested in compliance with the Securities Act. It is agreed and understood that the undersigned may rely upon GBB's representation, warranty and agreement in Section 2 above in complying with this Section 3.

          4. The undersigned also understands that stop transfer instructions will be given to GBB's transfer agent with respect to the Restricted Securities and that there will be placed on the certificates evidencing the Restricted Securities, or any substitutions therefor, a legend stating in substance:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), APPLIES AND MAY ONLY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND GBB, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF GBB."

          GBB agrees that such stop transfer instructions and legend will be promptly removed if the provisions of Section 3 are complied with.

          5. This Affiliate's Agreement shall be binding upon and enforceable against administrators, executors, representatives, heirs, legatees and devisees of the undersigned and any pledgee holding the Restricted Securities as collateral.

          6. In the event any of the parties to this Agreement brings an action or suit against any other party by reason of any breach of any covenant, agreement, representation, warranty or other provision hereof, or any breach of any duty or obligation created hereunder by such other party, the prevailing party, as determined by the court or other body having jurisdiction, shall be entitled to have and recover of and from the losing party, as determined by the court or other body having jurisdiction, all reasonable costs and expenses incurred or sustained by such prevailing party in connection with such suit or action, including, without limitation, legal fees and court costs (whether or not taxable as such).

          7. THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY MATTER ARISING OUT OF THIS AGREEMENT OR RELATED TO THIS AGREEMENT OR IN CONNECTION WITH ANY TRANSACTION OR MATTER CONTEMPLATED BY THIS AGREEMENT.

          IN WITNESS WHEREOF, the undersigned has executed the foregoing Affiliate's Agreement as of the date first above written.

                                 Very truly yours,



Agreed to and Accepted:

GREATER BAY BANCORP


By:______________________________________________________________
Title:___________________________________________________________

                                                                       EXHIBIT C
                                                                       ---------

                            NONCOMPETITION AGREEMENT

          This NONCOMPETITION AGREEMENT (this "Agreement"), dated as of September 5 , 1997, is entered into by and between Greater Bay Bancorp, a California corporation ("GBB"), and _______________ (the "Shareholder").


                                    RECITALS

     A. GBB, GBB Acquisition Corp., a California corporation and wholly-owned subsidiary of GBB ("Newco"), and Peninsula Bank of Commerce, a California state chartered bank ("PBC"), entered into that certain Agreement and Plan of Reorganization, dated as of September 5, 1997 (the "Reorganization Agreement").

     B.   The Shareholder is a director of PBC.

     C. As an inducement to GBB and Newco to enter into the Reorganization Agreement, the Shareholder agrees to refrain from competing with PBC or GBB, or using trade secrets or soliciting customers or employees of PBC or any of its subsidiaries or successors.

     D. Except as otherwise provided herein, each capitalized term shall have the meaning given to such term in the Reorganization Agreement. As used in this Agreement, the following terms shall have the meanings set forth:

          "Customer" shall mean any Person with whom PBC has an existing relationship for Financial Services (as defined below) from the date of the Reorganization Agreement until immediately prior to the Effective Time of the Merger.

          "Enterprises" shall mean any of the businesses conducted by PBC or GBB or their respective subsidiaries at any time from the date of the Reorganization Agreement until immediately prior to the Effective Time of the Merger.

          "Financial Institution" shall mean a "depository institution" as that term is defined in 12 C.F.R. Section 348.2, and any parent, subsidiary or affiliate thereof.

          "Financial Services" shall mean the origination, purchasing, selling and servicing of commercial, real estate, residential, construction and consumer loans and the solicitation and provision of deposit services and services related thereto and shall also mean acting as an executor, administrator, guardian or conservator of estates for persons other than family members, assignee, receiver, depositary, trustee, custodian, or any other fiduciary or representative capacity for any purpose permitted by law, acting as transfer agent or registrar for corporate stocks, buying and selling securities for the account of customers, or accepting and executing any trust business permitted by any law.

          "Prospective Customer" shall mean any Person with whom PBC has actively pursued a relationship for Financial Services at any time between the date of the Reorganization Agreement and the Effective Time of the Merger.

          "Trade Secrets" shall mean:

          (a) All secrets and other confidential information, ideas, knowledge, know-how, techniques, secret processes, improvements, discoveries, methods, inventions, sales, financial information, Customers, lists of Customers and Prospective Customers, plans, concepts, strategies or products, as well as all documents, reports, drawings, designs, plans and proposals otherwise pertaining to same or relating to the business and properties of PBC of which the Shareholder has acquired, or may hereafter acquire, knowledge and possession as a shareholder, director, officer or employee or as a result of the transactions contemplated by the Reorganization Agreement.

          (b) Notwithstanding any other provisions of this Agreement to the contrary, "Trade Secrets" shall not include any (i) information which is or has become available from a third party who learned the information independently and is not or was not bound by a confidentiality agreement with respect to such information; or (ii) information readily ascertainable from public, trade or other nonconfidential sources (other than as a result, directly or indirectly, of a disclosure or other dissemination in contravention of a confidentiality agreement).

          NOW, THEREFORE, in consideration of the premises and respective representations, warranties and covenants, agreements and conditions contained herein and in the Reorganization Agreement, and intending to be legally bound hereby, the Shareholder and GBB agree as follows:

                                   ARTICLE I
                       ACKNOWLEDGMENTS BY THE SHAREHOLDER

          The Shareholder acknowledges that:

               (a) GBB and Newco would not enter into the Reorganization Agreement unless Shareholder agrees not to enter into an activity that is competitive with or similar to the Enterprises and that, accordingly, this Agreement is a material inducement for GBB to enter into and to carry out the terms of the Reorganization Agreement. Accordingly, Shareholder expressly acknowledges that he is entering into this Agreement to induce GBB and Newco to enter into and carry out the terms of the Reorganization Agreement and to cause Newco to enter into the Agreement of Merger pursuant thereto.

               (b) By virtue of his position with PBC, Shareholder has developed considerable expertise in the business operations of PBC and has access to Trade Secrets.

Shareholder recognizes that GBB would be irreparably damaged, and its substantial investment in PBC materially impaired, if the Shareholder were to enter into an activity that is competitive with or similar to the Enterprises in violation of the terms of this Agreement, if the Shareholder were to disclose or make unauthorized use of any Trade Secrets or if the Shareholder were to solicit Customers, Prospective Customers or employees of PBC. Accordingly, the Shareholder expressly acknowledges that he is voluntarily entering into this Agreement and that the terms and conditions of this Agreement are fair and reasonable to the Shareholder in all respects.

                                   ARTICLE II
                       NONCOMPETITION AND NONSOLICITATION

          2.1. Noncompetition.  For a period of two years after the Effective
               --------------
Time of the Merger, the Shareholder shall not, directly or indirectly, without the prior written consent of GBB or the Surviving Corporation (i) own, manage, operate, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, any business or enterprise engaged in any business which is competitive with or similar to the Enterprises within the Counties of Santa Clara and San Mateo, State of California (the "Territory") or (ii) engage in any other manner, within the Territory, in any business that is competitive with or similar to the Enterprises. Notwithstanding the above, the Shareholder shall not be deemed to be engaged directly or indirectly in any business in contravention of paragraphs
(i) or (ii) above, if (y) the Shareholder participates in any such business solely (A) as an officer or director of the Surviving Corporation or (B) as a passive investor in up to 5% of the equity securities or 10% of the debt securities of a company or partnership, provided such securities are publicly traded or (z) the Shareholder is employed by a business or enterprise that is engaged primarily in a business other than that which is competitive with or similar to the Enterprises and the Shareholder does not apply his expertise at such business or enterprise to that part of such business or enterprise that is competitive with or similar to the Business or the Enterprises.

          2.3  Nonsolicitation.  For a period of two years after the Effective
               ----------------
Time of the Merger, the Shareholder shall not, directly or indirectly, without the prior written consent of GBB or the Surviving Corporation on behalf of any Financial Institution, solicit or aid in the solicitation of Customers or Prospective Customers for Financial Services or induce or attempt to induce immediately any Person who is a Customer, Prospective Customer, supplier, distributor, officer or employee of PBC immediately prior to the Effective Time of the Merger to terminate such person's relationships with, or to take any action that would be disadvantageous to GBB or the Surviving Corporation.

          2.4  Trade Secrets.  Without limiting the generality of the foregoing
               -------------
and at all times after the date hereof, other than for the benefit of PBC and, after the Effective Time of the Merger, other than for the benefit of the Surviving Corporation, the Shareholder (i) shall make no use of the Trade Secrets, or any other part thereof, (ii) shall not disclose the Trade Secrets, or any part thereof, to any other Person, and (iii) shall deliver, on and after the Effective Time of the Merger, all documents, reports, drawings, designs, plans, proposals and other tangible evidence of Trade Secrets, now possessed or hereafter acquired by the Shareholder, to the Surviving Corporation.

          2.5  Exceptions.    Notwithstanding any provision of this Agreement to
               ----------
the contrary, the Shareholder may disclose or reveal any information, whether including in whole or in part any Trade Secrets, that:

               (a) The Shareholder is required to disclose or reveal under any applicable Rule, provided the Shareholder makes a good faith request that the confidentiality of the Trade Secrets be preserved and, to the extent not prohibited by applicable Rules, gives GBB prompt notice of such requirement in advance of such disclosure.

               (b) The Shareholder is otherwise required to disclose or reveal by any Governmental Entity, provided the Shareholder makes a good faith request that the confidentiality of the Trade Secrets be preserved and, to the extent not prohibited by applicable Rules, gives GBB prompt notice of such requirement in advance of such disclosure; or

               (c) In the opinion of the Shareholders' counsel, the Shareholder is compelled to disclose or else stand liable for contempt or suffer other censure or penalty imposed by any Governmental Entity, provided the Shareholder makes a good faith request that the confidentiality of the Trade Secrets be preserved and, to the extent not prohibited by applicable Rules, gives GBB prompt notice of such requirement in advance of such disclosure.


                                  ARTICLE III
                          INDEPENDENCE OF OBLIGATIONS

          The covenants of the Shareholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between the Shareholder, on the one hand, and GBB on the other, and the existence of any claim or cause of action by the Shareholder against PBC or GBB shall not constitute a defense to the enforcement of such covenants against the Shareholder.


                                   ARTICLE IV
                                    GENERAL

          4.1  Amendments.    To the fullest extent permitted by law, this
               ----------
Agreement may be amended by agreement in writing of the parties hereto at any time.

          4.2  Integration.   This Agreement constitutes the entire agreement
               -----------
between the parties pertaining to the subject matter hereof and (except for other documents to be executed pursuant to the Reorganization Agreement) supersedes all prior agreements and understanding of the parties in connection therewith.

          4.3  Termination.
               -----------

               (a) This Agreement shall terminate automatically without further action in the event that the Reorganization Agreement is terminated prior to the Effective Time of the Merger in accordance with its terms.

               (b) Unless sooner terminated pursuant to subsection (a) of this
Section 4.3, the obligations of Shareholder under Section 2.1 shall terminate on the earlier of (i) the second anniversary of the Effective Time of the Merger, or (ii) a change of control of GBB whereby GBB is acquired by an entity with assets of $20 billion or more.

               (c) Unless sooner terminated under subsection (a) of this Section 4.3, and except as provided in subsection (b) of this Section 4.3, the obligations of the Shareholder under this Agreement shall terminate only on the mutual agreement of the Shareholder and GBB or the Surviving Corporation.

          4.4  Specific Performance.  The Shareholder and GBB each expressly
               --------------------
acknowledge that, in view of the uniqueness of the obligations of the Shareholder contemplated hereby, GBB would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed by the Shareholder in accordance with its terms, and therefore the Shareholder and GBB agree that GBB shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which they may be entitled at law or in equity.

          4.5  Severability and the Like.  If any provision of this Agreement
               --------------------------
shall be held by a court of competent jurisdiction to be unreasonable as to duration, activity or subject, it shall be deemed to extend only over the maximum duration, range of activities or subjects as to which such provision shall be valid and enforceable under applicable law. If any provisions shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          4.6  Notices   Any notice or communication required or permitted
               -------
hereunder, shall be deemed to have been given if in writing and (a) delivered in person, (b) delivered by confirmed facsimile transmission, (c) sent by overnight carrier, postage prepaid with return receipt requested or (d) mailed by certified or registered mail, postage prepaid with return receipt requested, addressed as follows:

If to GBB, addressed to:

          Greater Bay Bancorp
          2860 West Bayshore Road
          Palo Alto, CA 94303
          Attention:  Steven C. Smith
          Telecopier No. (415) 494-9220

With a copy addressed to:

          Manatt, Phelps & Phillips, LLP
          11355 West Olympic Blvd.
          Los Angeles, CA 90064
          Attention:  T. Hale Boggs, Esq.
          Telecopier No:  (310) 312-4224

If to Shareholder, addressed to:

          ____________________________
          ____________________________
          ____________________________
          ____________________________


With a copy addressed to:

          ____________________________
          ____________________________
          ____________________________
          ____________________________



or at such other address and to the attention of such other person as a party may notice to the others in accordance with this Section 4.6. Any such notice or communication shall be deemed received on the date delivered personally or delivered by confirmed facsimile transmission or on the next Business Day after it was sent by overnight carrier, postage prepaid with return receipt requested or on the third Business Day after it was sent by certified or registered mail, postage prepaid with return receipt requested.

          4.7  Waiver of Breach.    Any failure or delay by GBB in enforcing any
               ----------------
provision of this Agreement shall not operate as a waiver thereof. The waiver by GBB of a breach of any provision of this Agreement by Shareholder shall not operate or be construed as a waiver of any subsequent breach or violation thereof. All waivers shall be in writing and signed by the party to be bound.

          4.8  Assignment.  This Agreement may be assignable by GBB only in
               ----------
connection with a sale of all or substantially all of their assets or a merger or reorganization in which they are not the surviving corporations. Any attempted assignment in violation of this prohibition shall be null and void.

          4.9  Binding Effect; Benefit to Successors.  This Agreement shall be
               -------------------------------------
binding upon the Shareholder and upon the Shareholder's successor and representatives and shall inure to the benefit of GBB and its successors, representatives and assigns.

          4.10 Governing Law.  This Agreement and the legal relations between
               -------------
the parties shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California parties made and performed in this State.

          4.11 Headings.  The descriptive headings of the several Articles and
               --------
Sections of this Agreement are inserted for convenience only and do not constitute a part of the this Agreement.

          4.12 Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party hereto and delivered to each party hereto.

     IN WITNESS WHEREOF, the parties to this Agreement have caused and duly executed this Agreement as of the day and year first above written.

                                    GREATER BAY BANCORP



                                    By:______________________________________

                                    Title:___________________________________


                                    SHAREHOLDER



                                    -----------------------------------------
                                           (Signature)



                                    -----------------------------------------
                                           (Type or Print Shareholder's Name)

                                                                       EXHIBIT D
                                                                       ---------

                            SHAREHOLDER'S AGREEMENT


          This SHAREHOLDER'S AGREEMENT (this "Agreement"), dated as of September 5, 1997, is entered into by and among Peninsula Bank of Commerce, a California state chartered bank ("PBC"), and ___________________________ (the
"Shareholder").

                                R E C I T A L S

     A. Greater Bay Bancorp, a California corporation ("GBB"), GBB Acquisition Corp., a California corporation and wholly-owned subsidiary of GBB ("Newco"), and PBC entered into that certain Agreement and Plan of Reorganization dated as of September 5, 1997 (the "Reorganization Agreement").

     B. The Shareholder is a beneficial shareholder of shares of common stock, no par value, of PBC (the "PBC Stock").

     C.   The Shareholder is a director of PBC.

     D. As an inducement to GBB and Newco to enter into the Reorganization Agreement, and in order to ensure pooling-of-interests accounting treatment for the Merger contemplated by the Reorganization Agreement, the Shareholder desires to enter into this Agreement.

     E. Unless otherwise provided in this Agreement, capitalized terms shall have the meanings ascribed to such terms in the Reorganization Agreement.

     NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties and covenants, agreements and conditions contained herein and in the Reorganization Agreement, and intending to be legally bound hereby, PBC and Shareholder agree as follows:




                                   ARTICLE I

                            SHAREHOLDER'S AGREEMENT

     1.1  Agreement to Vote.  Shareholder shall vote or cause to be voted at any
          -----------------
meeting of shareholders of PBC to approve the principal terms of the Reorganization Agreement, the Merger and the transactions contemplated thereby (the "Shareholders' Meeting"), all of the shares of PBC Stock as to which Shareholder has sole or shared voting power (the "Shares") as of the record date established to determine shareholders who have the right to vote at any such Shareholders' Meeting (the "Record Date").

     1.2  Legend.  The Shareholder agrees to stamp, print or type on the face of
          ------
his certificates of PBC Stock evidencing the Shares the following legend:

               "THE VOTING, SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER ENCUMBRANCE OR DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO A SHAREHOLDER'S AGREEMENT DATED AS OF THE 5TH DAY OF SEPTEMBER, 1997 BY AND BETWEEN PENINSULA BANK OF COMMERCE AND THE RECORD OWNER HEREOF, COPIES OF WHICH ARE ON FILE AT THE OFFICES OF PENINSULA BANK OF COMMERCE."

          In the event that the Shares of PBC Stock are held in "street name," the Shareholder agrees that PBC shall use its commercially reasonable efforts to ensure that stop transfer instructions are provided to the appropriate securities broker or dealer or other entity which holds the Shares for the benefit of the Shareholder.

     1.3  Restrictions on Dispositions.  The Shareholder agrees that, from and
          ----------------------------
after the date of this Agreement and during the term of this Agreement, the Shareholder will not take any action that will alter or affect in any way the right to vote the Shares, except (i) with the prior written consent of PBC or
(ii) to change such right from that of a shared right of the Shareholder to vote the Shares to a sole right of the Shareholder to vote the Shares.

     1.4  Shareholder Approval.  The Shareholder shall, in his capacity as a
          --------------------
director, (i) recommend shareholder approval of the Reorganization Agreement, the Agreement of Merger and the transactions contemplated thereby at the PBC Shareholders' Meeting and (ii) advise the PBC shareholders to reject any subsequent proposal or offer received by PBC relating to any Competing Transaction or purchase, sale, acquisition, merger or other form of business combination involving PBC or any of its assets, equity securities or debt securities and to proceed with the transactions contemplated by the Reorganization Agreement; provided, however, that the Shareholder shall not be
                          --------  -------
obligated to take any action specified in clause (ii) if the Board of Directors of PBC is advised in writing by outside legal counsel (McCutchen, Doyle, Brown & Enersen, LLP, or such other counsel that is reasonably acceptable to GBB) that, in the exercise of his fiduciary duties, a director of PBC should not take such action.

     1.5  Restrictions on Disposition of GBB Stock Received Pursuant to the
          -----------------------------------------------------------------
Merger. Notwithstanding any other provisions of this Agreement to the contrary,
--------
none of the shares of GBB Stock to be received by the undersigned pursuant to the Merger will be sold, transferred or otherwise disposed of and the undersigned will not in any other way reduce the undersigned's risk of ownership or investment in any of the shares of GBB Stock so received by the undersigned until financial results covering a period of at least thirty (30) days of combined operations of GBB and PBC following the Effective Time of the Merger have been published by GBB (provided that the undersigned may make bona fide gifts or distributions without consideration so long as the recipients thereof agree not to sell, transfer or otherwise dispose of the GBB Stock except as provided herein).

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

     The Shareholder represents and warrants to PBC that the statements set forth below are true and correct as of the date of this Agreement, except those that are specifically as of a different date:

     2.1  Ownership and Related Matters.
          -----------------------------

          (a) Schedule 2.1(a) hereto correctly sets forth the number of Shares beneficially owned by Shareholder and the nature of Shareholder's voting power with respect thereto. Within five Business Days after the Record Date, the Shareholder shall amend said Schedule 2.1(a) to correctly reflect the number of Shares and the nature of Shareholder's voting power with respect thereto as of the Record Date.

          (b) There are no proxies, voting trusts or other agreements or understandings to or by which the Shareholder or the Shareholder's spouse is a party or bound or that expressly requires that any of the Shares be voted in any specific manner other than as provided in this Agreement.

     2.2  Authorization and Binding Agreement. The Shareholder has the legal
          -----------------------------------
right, power, capacity and authority to execute, deliver and perform this Agreement, and this Agreement is the valid and binding obligation of the Shareholder enforceable in accordance with its terms, except as the enforcement thereof may be limited by general principles of equity.

     2.3  Non-contravention.  The execution, delivery and performance of this
          -----------------
Agreement by the Shareholder will not (a) conflict with or result in the breach of, or default or actual or potential loss of any benefit under, any provision of any agreement, instrument or obligation to which the Shareholder or the Shareholder's spouse is a party or by which any of Shareholder's properties or the Shareholder's spouse's properties are bound, or give any other party to any such agreement, instrument or obligation a right to terminate or modify any term thereof; (b) require the consent or approval of any third party; (c) result in the creation or imposition of any lien, mortgage or encumbrance on any of the Shares or any other assets of the Shareholder or the Shareholder's spouse; or
(d) violate any law, rule or regulation to which the Shareholder or the Shareholder's spouse is subject.

                                  ARTICLE III

                                    GENERAL

     3.1  Amendments.  To the fullest extent permitted by law, this Agreement
          ----------
and any schedule or exhibit attached hereto may be amended by agreement in writing of the parties hereto at any time.

     3.2  Integration.  This Agreement constitutes the entire agreement between
          -----------
the parties pertaining to the subject matter hereof and (except for other documents to be executed pursuant to the Reorganization Agreement) supersedes all prior agreements and understandings of the parties in connection therewith.

     3.3  Specific Performance.  The Shareholder  and PBC each expressly
          --------------------
acknowledge that, in view of the uniqueness of the obligations of the Shareholder contemplated hereby, PBC would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed by the Shareholder in accordance with its terms, and therefore the Shareholder and PBC agree that PBC shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled at law or in equity.

     3.4  Termination.  This Agreement shall terminate automatically without
          -----------
further action at the earlier of the Effective Time of the Merger or the termination of the Reorganization Agreement in accordance with its terms. Upon such termination of this Agreement, the respective obligations of the parties hereto shall immediately become void and have no further force and effect.

     3.5  No Assignment.  Neither this Agreement nor any rights, duties or
          -------------
obligations hereunder shall be assignable by PBC or the Shareholder, in whole or in part. Any attempted assignment in violation of this prohibition shall be null and void. Subject to the foregoing, all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the successors of the parties hereto.

     3.6  Headings.  The descriptive headings of the several Articles and
          --------
Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     3.7  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party hereto and delivered to each party hereto.

     3.8  Notices.  Any notice or communication required or permitted hereunder,
          -------
shall be deemed to have been given if in writing and (a) delivered in person,
(b) delivered by confirmed facsimile transmission (c) sent by overnight carrier, postage prepaid with return receipt requested or (d) mailed by certified or registered mail, postage prepaid with return receipt requested, addressed as follows:

If to PBC, addressed to:

          Peninsula Bank of Commerce
          1001 Broadway
          Millbrae, California 94030
          Attention:  Mark F. Doiron

With a copy addressed to:

          McCutchen, Doyle, Brown & Enersen, LLP
          3 Embarcadero Center, #1800
          San Francisco, CA 94111
          Attention: Thomas G. Reddy, Esq.
          Facsimile: (415) 393-2286

If to Shareholder, addressed to:

          ____________________________
          ____________________________
          ____________________________
          ____________________________

With a copy addressed to:

          ____________________________
          ____________________________
          ____________________________
          ____________________________


or at such other address and to the attention of such other person as a party may notice to the others in accordance with this Section 3.8. Any such notice or communication shall be deemed received on the date delivered personally or delivered by confirmed facsimile transmission, on the first Business Day after it was sent by overnight carrier, postage prepaid with return receipt requested or on the third Business Day after it was sent by certified or registered mail, postage prepaid with return receipt requested.

     3.9  Governing Law.  This Agreement and the legal relations between the
          -------------
parties shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California parties made and performed in such State.

     3.10 Severability and the Like  If any provision of this Agreement shall be
          -------------------------
held by a court of competent jurisdiction to be unreasonable as to duration, activity or subject, it shall be deemed to extend only over the maximum duration, range of activities or subjects as to which such provision shall be valid and enforceable under applicable law. If any provisions shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     3.11 Waiver of Breach.  Any failure or delay by PBC in enforcing any
          ----------------
provision of this Agreement shall not operate as a waiver thereof. The waiver by PBC of a breach of any provision of this Agreement by the Shareholder shall not operate or be construed as a waiver of any subsequent breach or violation thereof. All waivers shall be in writing and signed by the party to be bound.



           [The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, the parties to this Agreement have caused and duly executed this Agreement as of the day and year first above written.

                                    PENINSULA BANK OF COMMERCE


                                    By:_______________________________________
                                         Mark F. Doiron
                                         President and Chief Executive Officer



                                    SHAREHOLDER



                                    ------------------------------------------
                                           (Shareholder's Name)

                                SPOUSAL CONSENT


          I am the spouse of __________________, the Shareholder in the above Agreement. I understand that I may consult independent legal counsel as to the effect of this Agreement and the consequences of my execution of this Agreement and, to the extent I felt it necessary, I have discussed it with legal counsel. I hereby confirm this Agreement and agree that it shall bind my interest in the Shares, if any.



                                        -------------------------------------
                                          (Shareholder's Spouse's Name)

                                                                       EXHIBIT E
                                                                       ---------

                             STOCK OPTION AGREEMENT
                             ----------------------


          This AGREEMENT is dated as of September 5, 1997, between Greater Bay Bancorp ("GBB"), a California corporation, and Peninsula Bank of Commerce, a California corporation ("PBC").

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, the Boards of Directors of GBB and PBC have approved an Agreement and Plan of Reorganization (the "Reorganization Agreement") dated as of the date hereof which contemplates the acquisition by GBB of PBC by means of the merger of GBB Acquisition Corp., a California corporation and wholly-owned subsidiary of GBB ("GAC"), with and into PBC, with PBC as the entity surviving the merger;

          WHEREAS, as a condition to GBB 's entry into the Reorganization Agreement and to induce such entry, PBC has agreed to grant to GBB the option set forth herein to purchase shares of PBC's authorized but unissued common stock, no par value per share ("Common Stock");

          Unless otherwise provided in this Agreement, capitalized terms shall have the meanings ascribed to such terms in the Reorganization Agreement.

          NOW, THEREFORE, in consideration of the premises herein contained, the parties agree as follows:

          1.   Grant of Option.  Subject to the terms and conditions set forth
               ---------------
herein, PBC hereby grants to GBB an option (the "Option") to purchase up to 134,099 shares of Common Stock (the "Option Shares"), at a price of $32.00 per share (the "Exercise Price"); provided, however, that in the event PBC issues or
                              --------  -------
agrees to issue any shares of Common Stock to an Acquiring Person (as that term is defined in Section 6 herein) at a price less than $32.00 per share, the Exercise Price shall be equal to such lesser price.

          2.   Exercise of Option.
               ------------------

               (a) GBB may exercise the Option, in whole or in part, in accordance with and to the extent permitted by applicable law at any time or from time to time but only upon or after the occurrence of a Purchase Event (as that term is defined in Paragraph (b) below of this section); provided, that to
                                                              --------
the extent the Option shall not have been exercised, it shall terminate and be of no further force and effect upon the earliest to occur (such earliest date, the "Expiration Date") of (i) the termination of the Reorganization Agreement pursuant to Section 13.1 (a) or (j) thereof; (ii) the date of termination pursuant to Section 13.1 (b), (c), (e), (f) or (i) thereof if such date is prior to a

Purchase Event; (iii) the effective time of the acquisition of PBC by GBB pursuant to the Reorganization Agreement, or (iv) twelve months following the occurrence of the earliest to occur of (A) the date of any termination of the Reorganization Agreement other than as described in (i) or (ii) above or (B) the date of first occurrence of a Purchase Event. Notwithstanding the foregoing, PBC shall not be obligated to issue the Option Shares upon exercise of the Option
(i) in the absence of any required governmental or regulatory waiver, consent or approval necessary for PBC to issue such Option Shares or for GBB or any transferee to exercise the Option or prior to the expiration or termination of any waiting period required by law, or (ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Option Shares.

               (b) As used herein, a "Purchase Event" shall have occurred when:
(i) PBC or any subsidiary of PBC, (without the prior written consent of GBB) enters into an agreement with any person (other than GBB or any of its subsidiaries) pursuant to which such person would: (x) merge or consolidate with, or enter into any similar transaction with PBC or any subsidiary of PBC,
(y) purchase, lease or otherwise acquire all or substantially all of the assets of PBC or (z) purchase or otherwise acquire (by merger, consolidation, share exchange or any similar transaction) securities representing 10 percent or more of the voting shares of PBC (the transactions referred to in subparagraph (x), (y) and (z) are referred to as an "Acquisition Transaction"); (ii) any person or group of persons acting in concert (other than GBB or any of its subsidiaries) acquires the beneficial ownership or the right to acquire beneficial ownership of securities representing 24.99 percent or more of the voting shares of PBC (the term "beneficial ownership" for purposes of this Agreement shall have the meaning set forth in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder); (iii) the shareholders of PBC fail to approve the business combination between PBC and GBB contemplated by the Reorganization Agreement at any meeting of such shareholders which has been held for that purpose or any adjournment or postponement thereof, the failure of such a shareholder meeting to occur prior to termination of the Reorganization Agreement, or the withdrawal or modification (in a manner adverse to GBB) of the recommendation of PBC's Board of Directors of the Merger and Reorganization Agreement that the shareholders of PBC approve the Merger and the Reorganization Agreement, in each case, after there shall have been a public announcement that any person (other than GBB or any of its subsidiaries), shall have (A) made, or publicly disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (B) commenced a tender offer, as defined herein, or filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to an exchange offer, as defined herein, or (C) filed an application (or given a notice), whether in draft or final form, with the Department of Financial Institutions of the State of California or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction; (iv) any person (other than GBB or other than in connection with a transaction which GBB has given its prior written consent), shall have filed an application or notice with the Department of Financial Institutions of the State of California or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction, exchange offer or tender offer; (v) PBC shall have willfully breached any covenant or obligation contained in the

Reorganization Agreement in anticipation of engaging in a Purchase Event, and following such breach GBB would be entitled to terminate the Reorganization Agreement (whether immediately or after the giving of notice or passage of time or both); or (vi) a public announcement by PBC of the authorization, recommendation or endorsement by PBC of an Acquisition Transaction, exchange offer or tender offer or a public announcement by PBC of an intention to authorize, recommend or announce an Acquisition Transaction, exchange offer or tender offer. If a Purchase Event has occurred, the Option shall continue to be exercisable until its termination in accordance with Section 2(a) hereof. PBC shall notify GBB promptly in writing upon learning of the occurrence of a Purchase Event, it being understood that the giving of such notice by PBC shall not be a condition to the right of GBB to transfer or exercise the Option. As used in this Agreement, "person" shall have the same meaning set forth in the Reorganization Agreement. As used in this paragraph "tender offer" or "exchange offer" shall mean, respectively, the commencement (as such term is defined in Rule 14d-2 promulgated under the Exchange Act) by any person (other than GBB or any subsidiary of GBB) of, or the filing by any person (other than GBB or any subsidiary of GBB) of a registration statement under the Securities Act with respect to, a tender offer or exchange offer, respectively, to purchase shares of PBC Stock such that, upon consummation of such offer, such person would own or control 10 percent or more of the then-outstanding shares of PBC Stock.

               (c) In the event a Purchase Event occurs, GBB may elect to exercise the Option. If GBB wishes to exercise the Option, it shall send to PBC a written notice (the date of which shall be referred to herein as the "Notice Date") which specifies (i) the total number of Option Shares to be purchased, and (ii) a place and date not earlier than two business days nor later than ten business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"); provided, however, that if prior notification to
                               -----------------
or approval of the Department of Financial Institutions of the State of California or any other regulatory agency is required in connection with such purchase, the Holder, as defined below, shall promptly file the required notice or application for approval, shall promptly notify PBC of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

          3.   Payment and Delivery of Certificates; GBB Representation.
               --------------------------------------------------------

               (a) If GBB elects to exercise the Option, then at the Closing, GBB shall pay to PBC the aggregate purchase price for the Option Shares purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank designated by PBC.

               (b) At such Closing, simultaneously with the delivery of the purchase price for the Option Shares as provided in Paragraph (a) hereof, PBC shall deliver to GBB a certificate or certificates, registered in the name of GBB or its designee, representing the number of Option Shares purchased by GBB. Such certificates may be endorsed with any legend required pursuant to any permit or exemption granted by the Department of Financial Institutions of the State of California or any other regulatory agency, as well as the following legend:

          THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN PROVISIONS OF AN AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND THE ISSUER, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A REQUEST THEREFOR.

Any such legend shall be removed by delivery of a substitute certificate without such legend if GBB shall have delivered to PBC an opinion of counsel, in form and substance satisfactory to PBC, that such legend is not required for purposes of assuring compliance with applicable securities or other law or with this Agreement.

               (c) Except as otherwise provided herein, GBB hereby represents and warrants to PBC that the Option is being, and any Option Shares issued upon exercise of the Option will be, acquired by GBB for its own account and not with a view to any distribution thereof, and GBB will not sell any Option Shares purchased pursuant to exercise of the Option except in compliance with applicable securities and other laws.

          4.   Representations.   PBC hereby represents and warrants to GBB as
               ---------------
follows:

               (a) PBC has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement and all of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of PBC. This Agreement has been duly executed and delivered by PBC and constitutes a valid and binding agreement of PBC, enforceable against PBC in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or by equitable principles, whether such enforcement is sought in law or equity.

               (b) The execution and delivery by PBC of this Agreement and the consummation of the transactions herein contemplated do not and will not violate or conflict with PBC's Articles of Incorporation or Bylaws, any statute, regulation, judgment, order, writ, decree or injunction applicable to PBC (other than as may be effected by GBB's ownership of PBC Common Stock exceeding certain limits set forth by statute or regulation) or its properties or assets and do not and will not violate, conflict with, result in a breach of, constitute a default (or an event which with due notice and/or lapse of time would constitute a default) under, result in a termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of PBC under the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, or loan agreement or other agreement, instrument or obligation to which PBC is a party, or by which PBC or any of its properties or assets may be bound or affected.

               (c) PBC has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms, will have reserved for issuance upon the exercise of the Option a number of shares of Common Stock sufficient to satisfy the exercise of the Option in full, all of which Common Stock, upon issuance pursuant hereto, shall be duly authorized, validly issued, fully paid and nonassessable (except for assessments that may be ordered by the Commissioner under the authority of Section 662 of the CFC), and shall be delivered free and clear of all claims, liens, encumbrances, security interests and preemptive rights.

          5.   Adjustment Upon Changes in Capitalization.
               -----------------------------------------

               (a) In the event of any dividend, stock split, split-up, recapitalization, reclassification, combination, exchange of shares or similar transaction or event with respect to Common Stock, the type and number of shares or securities subject to the Option and the Exercise Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that GBB shall receive, upon exercise of the Option, the number and class of shares or other securities or property that GBB would have received in respect of Common Stock if the Option had been exercised immediately prior to such event, or the record date thereof, as applicable. If any shares of Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 5(a)), the number of shares of Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Common Stock previously issued to GBB pursuant hereto, equals 19.9 percent of the number of shares of Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to this Option.

               (b) In the event that PBC, shall, prior to the Expiration Date, enter in an agreement: (i) to consolidate with or merge into any person, other than GBB or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than GBB or one of its subsidiaries, to merge into PBC and PBC shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of PBC or any other person or cash or any other property or the outstanding shares of Common Stock immediately prior to such merger shall after such merger represent less than 50 percent of the outstanding shares and share equivalents of the merged company; or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than GBB or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of GBB, of either (x) the Succeeding Corporation (as defined below), (y) any person that controls the Succeeding Corporation, or (z) in the case of a merger described in clause
(ii), PBC (in each case, such person being referred to as the "Substitute Option Issuer.")

               (c) The Substitute Option shall have the same terms as the Option, provided, that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to GBB. The Substitute Option Issuer shall also enter into an agreement with the then-holder or holders of the Substitute Option in substantially the form as this Agreement, which shall be applicable to the Substitute Option.

               (d) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of the Substitute Option per share of the Substitute Common Stock (the "Substitute Option Price") shall then be equal to the Exercise Price multiplied by a fraction in which the numerator is the number of shares of the Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares for which the Substitute Option is exercisable.

               (e) The following terms have the meanings indicated:

                   (i) "Succeeding Corporation" shall mean (x) the continuing or surviving corporation of a consolidation or merger with PBC (if other than PBC), (y) PBC in a merger in which PBC is the continuing or surviving person, and (z) the transferee of all or any substantial part of PBC assets (or the assets of its subsidiaries).

                   (ii) "Substitute Common Stock" shall mean the common stock issued by the Substitute Option Issuer upon exercise of the Substitute Option.

                   (iii) "Assigned Value" shall mean the highest of (x) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made by any person (other than GBB or its subsidiaries) (y) the price per share of Common Stock to be paid by any person (other than GBB or any of its subsidiaries) pursuant to an agreement with PBC, and (z) the highest closing sales price per share of Common Stock as quoted on the Nasdaq National Market (or if Common Stock is not quoted on the Nasdaq National Market, the highest bid price per share on any day as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by GBB) within the six-month period immediately preceding the agreement referred to in (y); provided, that in the event of a sale of less than all of PBC's assets, the Assigned Value shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of PBC as determined by a nationally recognized investment banking firm selected by GBB and reasonably acceptable to PBC, divided by the number of shares of Common Stock outstanding at the time of such sale. In the event that an exchange offer is made for Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for the Common Stock shall be determined by a nationally recognized investment banking firm mutually selected by GBB and PBC (or if applicable, the Succeeding Corporation), provided that if a mutual selection cannot be made as to such investment banking firm, it shall be selected by GBB.

          (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger or sale, provided that if PBC is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by PBC, the person merging into PBC or by any company which controls or is controlled by such merging person, as GBB may elect.

          (f) In no event pursuant to any of foregoing paragraphs shall the Substitute Option be exercisable for more than 19.9 percent of the aggregate of the shares of the Substitute Common Stock outstanding immediately prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9 percent of the aggregate of the shares of Substitute Common Stock but for this clause (f), the Substitute Option Issuer shall make a cash payment to GBB equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (f) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (f). This difference in value shall be determined by a nationally recognized investment banking firm selected by GBB and the Substitute Option Issuer.

          (g) PBC shall not enter into any transaction described in subsection
(b) of this Section 5 unless the Succeeding Corporation and any person that controls the Succeeding Corporation assume in writing all the obligations of PBC hereunder and take all other actions that may be necessary so that the provisions of this Agreement, including but not limited to this Section 5, are given full force and effect (including, without limitation, any action that may be necessary so that the shares of Substitute Common Stock are in no way distinguishable from or have lesser economic value than other shares of common stock issued by the Substitute Option Issuer).

          6.   Purchase of Option Shares and Options by PBC.
               --------------------------------------------

               (a) From and after the first date a transaction specified in
Section 5(b) herein is consummated (the "Repurchase Event"), and subject to applicable regulatory restrictions, GBB or a holder or former holder of any Options (a "Holder") who has exercised the Options in whole or in part shall have the right to require PBC to purchase some or all of the Option Shares at a purchase price per share (the "Purchase Price") equal to the highest of (i) 100 percent of the Exercise Price, (ii) the highest price paid or agreed to be paid for shares of Common Stock by an Acquiring Person (as defined in Paragraph (b) of this Section) in any tender offer, exchange offer or other transaction or series of related transactions involving the acquisition of 10 percent or more of the outstanding shares of Common Stock during the one-year period immediately preceding the Purchase Date (as defined in Paragraph (d) of this Section) and
(iii) in the event of a sale of all or substantially all of PBC's assets, (x) the sum of the price paid in such sale for such assets and the current market value of the remaining assets of PBC as determined by a recognized investment banking firm jointly selected by such Holder and PBC, each acting in good faith, divided by (y) the number of shares of Common Stock then outstanding, provided, however, that the amount calculated pursuant to clauses
             --------  -------
(ii) and (iii) of this Section 6(a) shall not exceed $1.5 million. In the event that any of the consideration paid or agreed to be paid by an Acquiring Person for any shares of Common Stock or for any of PBC's assets consists in whole or in part of securities, the value of such securities for purposes of determining the Purchase Price shall be determined (i) if there is an existing public trading market therefor, by the average of the last sales prices for such securities on the ten trading days ending three trading days prior to the payment of such consideration (if such consideration has been paid) or prior to the date of determination (if such consideration has not yet been paid) and (ii) if there is no existing public trading market for such securities, by a recognized investment banking firm jointly selected by the Holder and PBC, each acting in good faith. The Holder's right to require PBC to purchase some or all of the Option Shares under this Section shall expire on the day which is one year following the Repurchase Event; provided, that if PBC is prohibited under
                                     --------
applicable regulations from purchasing Common Stock as to which a Holder has given notice hereunder, then the Holder's right to require PBC to purchase such shares shall expire on the date which is one year following the date on which PBC no longer is prohibited from purchasing such shares: provided further, that
                                                         -------- -------
PBC shall use its best efforts to obtain any consent or approval and make any filing required for PBC to consummate as quickly as possible the purchase of the Common Stock contemplated hereunder.

               (b) For purposes of this Agreement, "Acquiring Person" shall mean a person or group (as such terms are defined in the Exchange Act and the rules and regulations thereunder) other than GBB or a subsidiary of GBB who on or after the date of this Agreement engages in a transaction which gives rise to a Purchase Event.

               (c) Subject to applicable regulatory restrictions, from and after a Repurchase Event or after GBB receives official notice that an approval of the Department of Financial Institutions of the State of California, or any other regulatory authority, required for the exercise of the Option and purchase of the Option Shares will not be issued or granted, a Holder shall have the right to require PBC to purchase some or all of the Options held by such Holder at a price equal to the Purchase Price minus the Exercise Price on the Purchase Date (as defined in Paragraph (d) of this Section) multiplied by the number of shares of Common Stock that may be purchased on the Purchase Date upon the exercise of the Options elected to be purchased, provided, however, that the amount calculated pursuant to this Section 6(c) shall not exceed $1.5 million. Notwithstanding the termination date of the Options, the Holder's right to require PBC to purchase some or all of the Options under this Section shall expire on the day which is one year following the Repurchase Event; provided,
                                                                    --------
that if PBC is prohibited under applicable regulations from purchasing the Options as to which an Holder has given notice hereunder, then the Holder's right to require PBC to purchase such Options shall expire on the day which is one year following the date on which PBC no longer is prohibited from purchasing such Options; provided further, that PBC shall use its best efforts to obtain
              ----------------
any consent or approval and make any filing required for PBC to consummate as quickly as possible the purchase of the Options contemplated hereunder.

               (d) A Holder may exercise its right to require PBC to purchase the Common Stock or Options (collectively, "Securities") pursuant to this Section by surrendering for such purpose to PBC, at its principal office or at such other office or agency maintained by PBC for that purpose, within the period specified above, the certificates or other instruments representing the Securities to be purchased accompanied by a written notice stating that it elects to require PBC to purchase all or a specified number of such Securities. Within five business days after the surrender of such certificates or instruments and the receipt of such notice relating thereto, to the extent it is legally permitted to do so, PBC shall deliver or cause to be delivered to the Securities Holder (i) a bank cashier's or certified check payable to the Securities Holder in an amount equal to the applicable purchase price therefor, and (ii) if less than the full number of Securities evidenced by the surrendered instruments are being purchased, a new certificate or instrument, for the number of Securities evidenced by such surrendered certificates or other instruments less the number of Securities purchased. Such purchases shall be deemed to have been made at the close of business on the date (the "Purchase Date") of the receipt of such notice and of such surrender of the certificates or other instruments representing the Securities to be purchased and the rights of the Securities Holder, except for the right to receive the applicable purchase price therefor in accordance herewith, shall cease on the Purchase Date.

          7.   Demand Registration Rights.  As promptly as practicable upon
               --------------------------
GBB's request after a Purchase Event, PBC agrees to prepare and file not more than two registration statements, prospectuses or permit or exemption applications ("Registration Event") as appropriate, under federal and any applicable state securities laws, with respect to any proposed sale of any warrants, options or other securities representing any of GBB's rights under this Agreement or proposed dispositions by GBB of any or all of the Option Shares, if such registrations or filings are required by law or regulation, and to use its best efforts to cause any such registration statements or prospectuses to become effective, or to have any permit or exemption granted, as expeditiously as possible and to keep such registration statement, prospectus, permit or exemption effective for a period of not less than 180 days unless, in the written opinion of counsel to PBC, addressed to GBB and satisfactory in form and substance to GBB and its counsel, registration (or filing of a prospectus, or grant of a permit or exemption) is not required for such proposed transactions. All fees, expenses and charges of any kind or nature whatsoever incurred in connection with any registration of, or the preparation of any registration statement, prospectus or permit or exemption application relating to, the Options or the Option Shares pursuant to this Section 7 shall be borne and paid by PBC; provided, however, that in no event shall this Section 7 be construed to require PBC to bear the expense of any change of control notice or similar regulatory filing made by any purchaser or acquiror of Option Shares issued to GBB pursuant to this Agreement. In the event GBB exercises its registration rights under this Section 7, PBC shall provide GBB, its affiliates, each of their respective officers and directors and any underwriters used by GBB, with indemnifications, representations and warranties and shall cause its attorneys and accountants to deliver to GBB and any such underwriters attorneys' opinions and "comfort letters", all of a type customarily provided or delivered in connection with public underwritten offerings of securities. In the event PBC effects a registration of Common Stock for its own account or for any other shareholder of PBC, it shall allow GBB to participate in such registration. Notwithstanding the foregoing, PBC shall have the right to delay (a "Delay Right") a

Registration Event for a period of up to thirty (30) days, in the event it receives a request from GBB to effect a Registration Event, if PBC (i) is involved in a material transaction, or (ii) determines, in the good faith exercise of its reasonable business judgment, that such registration and offering could adversely effect or interfere with bona fide material financing plans of PBC or would require disclosure of information, the premature disclosure of which could materially adversely affect PBC or any transaction under active consideration by PBC. For purposes of this Agreement, the term "material transaction" shall mean a transaction which, if PBC were subject to the reporting requirements under the Exchange Act, would require PBC to file a current report on Form 8-K with the Securities Exchange Commission. PBC shall have the right to exercise two Delay Rights in any eighteen (18) month period.

          8.   Listing
               -------

          If Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on the Nasdaq National Market or any other securities exchange or automated quotation system, PBC, or any successor thereto, upon the request of the holder of the Option, will promptly file an application, if required, to authorize for listing or trading or quotation the shares of Common Stock or other securities to be acquired upon exercise of the Option on the Nasdaq National Market or any other securities exchange or automated quotation system and will use its best efforts to obtain approval, if required, of such listing or quotation as soon as possible.

          9.   Total Profit
               ------------

          Notwithstanding any other provision of this Agreement to the contrary, in no event shall GBB purchase under the terms of this Agreement that number of Option Shares which have a Spread Value, as defined below, in excess of $1.5 million. In the event the Spread Value exceeds $1.5 million, the number of Option Shares which GBB is entitled to purchase at the Closing Date shall be reduced to the extent required such that the Spread Value following such reduction is equal to or less than $1.5 million. "Spread Value" shall mean the difference between (i) the product of (1) the sum of the total number of Option Shares GBB (x) intends to purchase at a Closing pursuant to the exercise of the Option and (y) previously purchased pursuant to the prior exercise of the Option, and (2) the closing price of PBC Common Stock as quoted on the Nasdaq National Market on the last trading day immediately preceding the Closing Date, and (ii) the product of (1) the total number of Option Shares GBB (x) intends to purchase at the Closing Date pursuant to the exercise of the Option and (y) previously purchased pursuant to the prior exercise of the Option and (2) the applicable Option Price of such Option Shares.

          10.  Miscellaneous.
               -------------

               (a) Expenses.  Each of the parties hereto shall bear and pay all
                   --------
costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

               (b) Entire Agreement. Except as otherwise expressly provided
                   ----------------
herein, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

               (c) Assignment. At any time after a Purchase Event occurs, GBB
                   ----------
may sell, assign or otherwise transfer its rights and obligations hereunder, in whole or in part, by issuing Options or otherwise, to any person or group of persons, subject to applicable law, rule or regulation. In order to effectuate the foregoing, GBB (or any direct or indirect assignee or transferee of GBB) shall be entitled to surrender this Agreement to PBC in exchange for two or more Agreements entitling the holders thereof to purchase in the aggregate the same number of shares of Common Stock as may be purchasable hereunder.

               (d) Notices. All notices or other communications which are
                   -------
required or permitted hereunder shall be in writing and sufficient if delivered personally or by confirmed facsimile transmission or sent by registered or certified mail or overnight courier, postage prepaid, with return receipt requested, addressed as follows:

     If to GBB:
                    Greater Bay Bancorp
                    2860 West Bayshore Road
                    Palo Alto, California  94303
                    Attention: Steven C. Smith
                    Facsimile Number:  (415) 494-9220


     With a copy to:
                    Manatt, Phelps & Phillips, LLP
                    11355 West Olympic Boulevard
                    Los Angeles, California 90064
                    Attention:  T. Hale Boggs, Esq.
                    Facsimile Number: (310) 312-4224

     If to PBC:

                    Peninsula Bank of Commerce
                    1001 Broadway
                    Millbrae, California  94030
                    Attention:  Mark F. Doiron
                    Facsimile Number: (415) 697-4032

     With a copy to:

                    McCutchen, Doyle, Brown & Enersen, LLP
                    3 Embarcadero Center, #1800
                    San Francisco, California  94111
                    Attention:  Thomas G. Reddy, Esq.
                    Facsimile Number: (415) 393-2286

     A party may change its address for notice purposes by written notice to the other party hereto.

               (e) Counterparts. This Agreement may be executed in any number of
                   ------------
counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

               (f) Specific Performance. The parties hereto agree that
                   --------------------
irreparable harm would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with their specific terms or conditions or were otherwise breached and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the parties in the event that this Agreement is not performed in accordance with its terms or conditions or otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the parties and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity.

               (g) Governing Law. This Agreement shall be governed by and
                   -------------
construed in accordance with the laws of the State of California.

               (h) Best Efforts. Each of GBB and PBC will use its best efforts
                   ------------
to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation applying to the Department of Financial Institutions of the State of California for approval to acquire or issue the shares issuable hereunder.

               (i) Descriptive Headings.  The descriptive headings herein are
                   --------------------
inserted for convenience of reference and are not intended to be part of or to affect the meaning or interpretation of this Agreement.



           [The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, as of the day and year first written above.

                              GREATER BAY BANCORP



                              By:______________________________________
                                 David L. Kalkbrenner, President
                                 and Chief Executive Officer



                              PENINSULA BANK OF COMMERCE



                              By:______________________________________
                                 George R. Corey, Chairman of the Board



                              By:______________________________________
                                 Mark F. Doiron, President and
                                 Chief Executive Officer